EXHIBIT 3.2

                                    DELAWARE
                       ---------------------------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FLUID AUDIO NETWORK, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A. D. 2006, AT 10:36 O'CLOCK A.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.


                                       /s/  Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State




                                                       AUTHENTICATION: 4937004
   3856596 8100                  [SEAL]
   060711529                                           DATE: 07-28-06

                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered 10:36 AK 07/28/2006
                                                   FILED 10:36 224 07/28/2006
                                                  SRV 060711529 - 3856586 F37.5

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLUID AUDIO NETWORK, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: By unanimous written consent of the Board of Directors of Fluid Audio Network, Inc, resolutions Were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation and declaring said amendment to be advisable and in the hest interests of said corporation The resolution setting firth the proposed amendment is as follows:

     NOW, THEREFORE BE IT RESOLVED, that the Board of Directors hereby authorize and approve the increase in the number of authorized preferred stock from Five Million (5,000,000), par value $0.001 to Ten Million (10,000,000), par value $0 001 and the number of authorized Common Stock from Ten Million (10,000,000), par value $0.001 to Twenty Million (20,000,000), par value $0.001, in accordance with the terms of the Certificate of Amendment;

SECOND: By written consent of the holders of the Common Stock and Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of Fluid Audio Network, Inc., voting together as a single class on an. as-converted basis, and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class on an as-converted basis, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interests of said corporation thereof

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of July, 2006

                                             By: /s/ Justin  Beckett, President
                                                 ------------------------------

                                    DELAWARE
                       ---------------------------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FLUID AUDIO NETWORK, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF FEBRUARY, A.D. 2006, AT 7:31 O'CLOCK P.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.


                                       /s/  Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State




                                                       AUTHENTICATION: 4507659
   3856596 8100                  [SEAL]
   060118035                                           DATE: 02-07-06

                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered 07:31 PM 02/07/2006
                                                    FILED 07:31 PM 02/07/2006
                                                   SW 060118035 - 3856586 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLUID AUDIO NETWORK, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: By unanimous written consent of the Board of Directors of Fluid Audio Network., Inc., resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation and declaring said amendment to be advisable and in the best interests of said corporation The resolution setting forth the proposed amendment is as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorize and approve the reduction of the number of authorized Series A preferred Stock of this corporation from Three Million (3,000,000) to One Million and Eight Hundred Thousand (1,800,000), pursuant to the Certificate of Amendment.

SECOND; By written consent of the holders of Series B Preferred Stock and the Common Stock of Fluid Audio Network, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declared said amendment to be advisable and in the best interests of said corporation thereof

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of February, 2006.


                                            By:  /s/ Alvie Vickers
                                               ----------------------------
                                            Alvie Vickers, Secretary

          State of Delaware
          Secretary of State
       Division of Corporations
    Delivered 04:43 PM 03/23/2005
     Filed 04:42 PM 03/23/2005
      050240670 - 3856586 FILE


                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                   CERTAIN ERRORS IN THE AMENDED AND RESTATED
                        CERTIFICATE, OF INCORPORATION OF
                            FLUID AUDIO NETWORK, INC,
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                          OF DELAWARE ON MARCH 8, 2005

         Fluid Audio Network, Inc,, a corporation organized and existing under and by virtue of the General Corporation Law of-the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is Fluid Audio Network, Inc.

         2. That an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 8, 2005 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware,

         3. The inaccuracies or defects of said Certificate to be corrected is as follows: (i) the number of authorized shares of Class A Common Stock in
Article 4 of the corporation's Amended and Restated Certificate of Incorporation was incorrectly designated as "600,000" shares and it should be corrected to designate "1,000,000" shares; and (ii) each issued and outstanding share of Common Stock was incorrectly split and converted into 3,100 shares of Common Stock and 600 shares of Class A Common Stock rather than the correct ratio of 1700 shares of Common Stock and 1,000 shares of Class A Common Stock.

         4. The first paragraph of Article 4 of the Amended and Restated Certificate of Incorporation is hereby corrected to read in full as follows:

                         "ARTICLE 4. AUTHORIZED CAPITAL

         The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock" respectively. The total number of shares of Common Stock which the Corporation is authorized to issue is 10,000,000, with a par value of $0.001 per share, and the total number of shares of Preferred Stock which the Corporation is authorized to issue is 5.000,000, with a par value of $0.001 per share, 1,000,000 of the shares of Common Stock are designated "Class A Common Stock" (the "Class A Common"). 3,000,000 of the shares of Preferred Stock are designated "Series A Preferred Stock" (the "Series A Preferred"), Upon amendment of this Certificate of incorporation to read as set forth herein, each issued and outstanding share of Common Stock shall be split and converted into 2,700 shares of Common Stock and 1,000 shares of Class A Common (the "Stock Split"). Unless otherwise noted, references hereinafter to "Common Stock" shall be deemed to include the Class A Common and references hereinafter to "Preferred Stock" shall be deemed to include the Series A Preferred."

          IN WITNESS WHEREOF, said Fluid Audio Network, Inc, has caused this Certificate to he signed by Justin Beckett, its Chief Executive Officer this 23rd day of March, 2005.

                                    FLUID AUDIO NETWORK, INC.


                                    By: /s/ Justin Beckett
                                        ---------------------------------------
                                        Justin Beckett, Chief Executive Officer

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                  CERTAIN DEFECTS IN THE AMENDED AND REST'AT'ED
                         CERTIFICATE OF INCORPORATION OF
                            FLUID AUDIO NETWORK, INC.
                 FILED IN THE OFFICE. OF THE SECRETARY OF STATE
                          OF DELAWARE ON MARCH 8, 2005

         Fluid Audio Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is Fluid Audio Network, Inc..

         2. That an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 8, 2005 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware..

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

         The names of the initial directors and officers of the Corporation were omitted from Article 6 of the Amended and Restated Articles of Incorporation.
Article 6 of the Amended and Restated Certificate of Incorporation is hereby corrected to include a new Paragraph 3 which names the initial directors of the Corporation and a new Paragraph 4 which names the initial officers of the Corporation, and Article 6 shall read in full as follows:

                         "ARTICLE 6. BOARD OF DIRECTORS

         In furtherance and not in limitation of the powers conferred by Delaware law:

         1. BYLAWS. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

         2. ELECTION OF DIRECTORS. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         3. DIRECTORS. The number of initial directors of the Corporation is two
(2). Their names and mailing addresses are as follows:

               Justin Beckett
               5813 Uplander Way
               Unit #A
               Culver City, CA 90230-6607

               Dorika Beckett
               5813 Uplander Way
               Unit #A
               Culver City, CA 90230-6607


                                                      State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                   Delivered 12:25 PM 04/22/2005
                                                     FLIED 12:21 PM 04/22/2005
                                                  SRV 050326611 - 3856586 FILE

         4. INITIAL OFFICERS. The names and addresses of the initial officers of the Corporation are as follows:

               Justin Beckett - Chief Executive Officer, President 5813 Uplander Way
               Unit #A
               Culver City, CA 90230-6607

               Dorika Beckett - Vice President, Secretary, Treasurer 5813 Uplander Way
               Unit #A
               Culver City, CA 90230-6607

        IN WITNESS WHEREOF, said Fluid Audio Network, Inc. has caused this Certificate to be signed by Vizx Corporation, its Sole Shareholder, this 21st day of April, 2005,

                               VIZX CORPORATION,
                               the Sole Shareholder of Fluid Audio Network, Inc.


                               By: /s/ Justin Beckett
                                   ---------------------------------------------
                                   Justin Beckett, Chief Executive Officer


                               FLUID AUDIO NETWORK, INC.


                               By: /s/ Justin Beckett
                                   ---------------------------------------------
                                   Vizx Corporation, Sole Shareholder

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLUID AUDIO NETWORK, INC.

         Fluid Audio Network, Inc,, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that:

         1. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 20, 2004.

         2. The Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation,

         3. The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

         IN WITNESS WHEREOF, Fluid Audio Network, Inc, has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this day, March __, 2005.


                                     FLUID AUDIO NETWORK, INC.


                                     By: /s/ Justin Beckett
                                         ---------------------------------------
                                         Justin Beckett, Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLUID AUDIO NETWORK, INC.

                                 ARTICLE I. NAME

         The name of the Corporation is Fluid Audio Network, Inc.

                               ARTICLE 2. ADDRESS

         The address of the registered office of the Corporation in the State of Delaware is 25 Greystone Manor, Lewes, Delaware 19958-9776, County of Sussex. The name of its registered agent at such address is Harvard Business Services,

                               ARTICLE 3. PURPOSE

         The purpose of the Corporation is to engage in any lawful acts or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

                          ARTICLE 4. AUTHORIZED CAPITAL

         The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock" respectively, The total number of shares of Common Stock which the Corporation is authorized to issue is 10,000,000, with a par value of $0.001 per share, and the total number of shares of Preferred Stock which the Corporation is authorized to issue is 5,000,000, with a par value of $0,001 per share. 600,000 of the shares of Common Stock are designated "Class A Common Stock" (the "Class A Common"). 3,000,000 of the shares of Preferred Stock are designated "Series A Preferred Stock" (the "Series A Preferred"). Upon amendment of this Certificate of Incorporation to read as set forth herein, each issued and outstanding share of Common Stock shall be split and converted into 3,100 shares of Common Stock and 600 shares of Class A Common (the "Stock Split"). Unless otherwise noted, references hereinafter to "Common Stock" shall be deemed to include the Class A Common and references hereinafter to "Preferred Stock" shall be deemed to include the Series A Preferred.

         The Board of Directors is expressly authorized to provide for the issue of any of the remaining shares of the Preferred Stock in one or more series and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware and this Amended and Restated Certificate of Incorporation. Unless otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares, the Board of Directors is also expressly authorized to increase (but not above the total number of authorized shares of Preferred Stock, minus any shares designated as another series of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series, other than the Series A Preferred, subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

                   ARTICLE 5. RIGHTS, PREFERENCES, PRIVILEGES
                        AND RESTRICTIONS OF CAPITAL STOCK

         The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

         1. DIVIDEND PREFERENCE.

                  (a) The holders of Series A Preferred shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to 5.0% of the "Original Series A Issue Price" (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding share of Series A Preferred held by them, payable upon a "Liquidation Event" (as defined below), a redemption at the Original Series A Issue Price (as provided in Section 5 of this Article 5), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements), In the event dividends are paid to the holders of Series A Preferred that are less than the full amounts to which such holders are entitled pursuant to this Section 1(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.

                  (b) After payment of dividends to the holders of Preferred Stock with respect to Series A Preferred as set forth above, dividends may be declared and distributed, out of funds legally available therefor, among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Series A Preferred based on the number of shares of Common Stock into which such shares of Preferred Stock are convertible on the date such dividend is declared.

                  (c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Preferred Stock (as provided in Section 4 of this Article 5), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 4 of this
Article 5,

         2. LIQUIDATION PREFERENCE.

                  (a) Unless the holders of a majority of the then outstanding Series A Preferred, voting as a separate class, agree otherwise, in the event of
(i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or not, (ii) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Corporation or (iii) the acquisition of the Corporation by another entity by means of consolidation, corporate reorganizations, merger or other transaction or series of related transactions in which stockholders of the Corporation immediately prior to such transaction do not hold a majority of the voting power of the outstanding securities of the successor entity (each a "liquidation Event"), distributions to the Corporation's stockholders shall be made in the following manner:

                           (i) Each holder of Series A Preferred shall be
entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, by reason of their ownership of such stock, the amount of $1.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) (the "Original Series A Issue Price") for each share of Series A Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series A Preferred (collectively, the "Series A Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series A Preferred shall be insufficient to permit the payment to such holders of the full Series A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series A Preferred shall be distributed ratably based on the total Series A Preference due each such holder under this Section 2(a)(i).

                           (ii) After payment has been made to the holders of
Series A Preferred of the full amounts to which they are entitled pursuant to
Section 2(a)(i) above, each holder of Class A Common shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock (other than the Class A Common), by reason of their ownership of such stock, the amount of $1,00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each share of Class A Common then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Class A Common (collectively, the "Class A Preference") If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Class A Common shall be insufficient to permit the payment to such holders of the full Class A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Class A Common shall be distributed ratably based on the total Class A Preference due each such holder under this
Section 2(a)(ii).

                           (iii) After payment has been made to the holders of
Series A Preferred and Class A Common of the full amounts to which they are entitled pursuant to Sections 2(a)(i) and (ii) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock (including Class A Common) and Series A Preferred (assuming conversion of all shares of Series A Preferred).

                  (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.

                  (c) The value of securities and property paid or distributed pursuant to this Section 2 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

                  (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 4 of this Article 5.

         3. VOTING RIGHTS. Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or the effective date of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws.

         4. CONVERSION RIGHTS. The holders of Preferred Stock shall have conversion rights as follows:

                  (a) RIGHT TO CONVERT. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in
Section 5 of this Article 4, at the office of the Corporation or any transfer agent for such Series A Preferred into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the then effective Conversion Price for such Series A Preferred, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be the Original Series A Issue Price, The initial Series A Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) below,

                  (b) AUTOMATIC CONVERSION. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the earliest of: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act") covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least $5,000,000 (before deduction for underwriters commissions and expenses), (ii) the affirmative vote or written consent of a majority of the then outstanding shares of Series A Preferred, and (iii) the conversion into Common Stock of majority of the originally issued shares of Series A Preferred (each such event is an "Automatic Conversion"), In the event of an Automatic Conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of such fractional share, as determined in good faith by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an Automatic Conversion pursuant to Section 4(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of Automatic Conversion, on the date of closing of the offering, the date of the affirmative vote or written consent or the date of conversion of the Preferred Stock, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) ADJUSTMENTS TO CONVERSION PRICE.

                           (i) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS,
SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split (excluding the Stock Split), subdivision or other similar transaction occurring after the filing of this Amended and Restated Certificate of Incorporation into a greater number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock. In the event the outstanding shares of Common Stock shall be decreased by a reverse stock split, combination, consolidation or other similar transaction occurring after the filing of this Amended and Restated Certificate of Incorporation into a lesser number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock.

                           (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the
event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                           (iii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND
SUBSTITUTION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Preferred Stock immediately before that change.

                  (e) NO IMPAIRMENT. Except as provided in Section 6 of this
Article 5, the Corporation shall not, by amendment of its Certificate of Incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorganization, merger or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

                  (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, The Corporation shall, upon the written request of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price for such series of Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

                  (g) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

                  (i) STATUS OF CONVERTED OR REDEEMED PREFERRED STOCK. In the event that any shares of any series of Preferred Stock shall be converted pursuant to this Section 4 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

        5. REDEMPTION RIGHTS.

                  (a) At the election in writing by the holders of a majority of the then outstanding shares of Series A Preferred delivered to the Corporation at any time after the fifth anniversary of the Series A Original Issue Date, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Series A Preferred in three annual installments beginning on the first anniversary of the Corporation's receipt of the request for redemption from the holders of a majority of the then outstanding shares of Series A Preferred (the "Initial Redemption Date"), and continuing thereafter on the first and second anniversaries of the Initial Redemption Date (each a "Series A Redemption Date"), by paying in cash therefor a sum equal to the greater of the Original Series A Issue Price or the "Series A Fair Market Value" (as defined below) for each share of Series A Preferred, plus all accrued but unpaid dividends thereon (the "Series A Redemption Price"). The number of shares of Series A Preferred that the Corporation shall be required to redeem under this Section 5(a) on any one Series A Redemption Date shall be equal to the amount determined by dividing
(i) the aggregate number of shares of Series A Preferred outstanding immediately prior to the Series A Redemption Date by (ii) the number of remaining Series A Redemption Dates (including the Series A Redemption Date to which such calculation applies). For purposes of this provision, the "Series A Fair Market Value" shall mean the fair market value per share of Series A Preferred agreed upon by the Company and by the holders of a majority of the then outstanding shares of Series A Preferred or, in the absence of such agreement, the fair market value of each share of Series A Preferred as determined by an independent third party valuator appointed by the Company and reasonably acceptable to the holders of a majority of the then outstanding shares of Series A Preferred.

                  (b) In the event that the Corporation is unable to redeem the full number of shares of Preferred Stock to be redeemed on any Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this
Section 5 as soon as practicable after funds are legally available therefor,. Any redemption effected pursuant to this Section 5(b) shall be made ratably among the holders of Series A Preferred in proportion to the aggregate Series A Redemption Price to which each holder is entitled under subsection (a) of this
Section 5,

                  (c) If the holders of Series A Preferred have elected to have the shares of Series A Preferred redeemed as provided in subsections (a) and (b) of this Section 5, then at least 30 but no more than 60 days prior to each Redemption Date, the Corporation shall give written notice via personal delivery or first class mail, postage prepaid, to all holders of outstanding Series A Preferred whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating the applicable Redemption Date, Redemption Price and Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed, On or after the Redemption Date stated in such notice, the holder of each share of Series A Preferred called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A Redemption Price for the shares surrendered, If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares, If such notice of redemption shall have been duly given, and if on such Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series A Preferred so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series A Redemption Price for the Series A Preferred called for redemption which they hold, without interest, upon surrender of their certificates therefor,

                   (d) Notwithstanding anything herein to the contrary, if, on or prior to any Redemption Date (and after a redemption election has been made pursuant to this Section 5), the Corporation deposits, with any bank or trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Redemption Date or prior thereto, the Series A Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Redemption Date), the shares so called for redemption on such Redemption Date (but not any subsequent Redemption Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series A Redemption Price for the Series A Preferred called for redemption on such Redemption Date, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Redemption Date of such shares (which conversion date shall not be earlier than 30 days after the written notice of redemption has been given). Any monies so deposited on account of the Series A Redemption Price of the Series A Preferred converted into Common Stock subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series A Preferred. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation, If the holders of Series A Preferred so called for redemption shall not, at the end of two years after the applicable Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series A Redemption Price for the Series A Preferred called for redemption which they hold.

         6. RESIDUAL RIGHTS.

                 All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock, The Common Stock shall not be redeemable.

                          ARTICLE 6. BOARD OF DIRECTORS

         In furtherance and not in limitation of the powers conferred by Delaware law:

         1. BYLAWS. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

         2. ELECTION OF DIRECTORS. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide,

                             ARTICLE 7. DISSOLUTION

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation

                  ARTICLE 8. LIMITATION OF DIRECTORS' LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                        ARTICLE 9. RESERVATION OF RIGHTS

         The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation,

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLUID AUDIO NETWORK, INC.


         Fluid Audio Network, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that:

         1. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 20, 2004.

         2. The Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

         3. The Amended and Restated Certificate of Incorporation so adopted reads is full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

         IN WITNESS WHEREOF, Fluid Audio Network, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this day, March 8, 2005.


                                    Fluid Audio Network, Inc.


                                    By:  /s/ Justin Beckett
                                         ---------------------------------------
                                         Justin Beckett, Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLUID AUDIO NETWORK, INC.

                                 ARTICLE I. NAME

             The name of the Corporation is Fluid Audio Network, Inc.

                               ARTICLE 2. ADDRESS

         The address of the registered office of the Corporation in the State of Delaware is 25 Greystone Manor, Lewes, Delaware 19958-9776, County of Sussex. The name of its registered agent at such address is Harvard Business Services, Inc.

                               ARTICLE 3. PURPOSE

         The purpose of the Corporation is to engage in any lawful acts or activity for which a corporation may be organized under the General Corporation Law of the Stale of Delaware, as amended from time to time.

                          ARTICLE 4. AUTHORIZED CAPITAL

         The Corporation is authorized to issue two times of shares, designated "Common Stock" and "Preferred Stock" respectively. The total number of shares of Common Stock which the Corporation is authorized to issue is 10,000,000, with a par value of $0.001 per share, and the Mal number of shares of Preferred Stock which the Corporation is authorized to issue is 5,000,000, with a par value of $0.001 per share. 600,000 of the shares of Common Stock are designated "Class A Common Stock" (the "Class A Common"). 3,000,000 of the shares of Preferred Stock arc designated "Series A Preferred Stock" (the "Series A Preferred"). Upon amendment of this Certificate of Incorporation to read as set forth herein, each issued and outstanding share of Common Stock shall be split and converted into 3,100 shares of Common Stock and 600 shares of Class A Common (the "Stack Split"). Unless otherwise noted, references hereinafter to "Common Stock" shall be deemed to include the Class A Common and references hereinafter to "Preferred Stock" shall be deemed to include the Series A Preferred.

         The Board of Directors is expressly authorized to provide for the issue of any of the remaining shares of the Preferred Stock in one or more series and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares Lind us may be permitted by the General Corporation Law of the State of Delaware and this Amended and Restated Certificate of Incorporation unless otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares, the Board of Directors is also expressly authorized to increase (but not above the total number of authorized shares of Preferred Stock, minus any shares designated as another series of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series, other than the Series A Preferred, subsequent to the Issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

                   ARTICLE 5, RIGHTS, PREFERENCES, PRIVILEGES
                        AND RESTRICTIONS OF CAPITAL STOCK

         The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stack or the holders thereof are as follows:

             1. DIVIDEND PREFERENCE.

                   (a) The holders of Series A Preferred shall he entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to 5.0% of the "Original Series A Issue Price" (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding Ante of Series A Preferred held by them, payable upon a "Liquidation Event" (as defined below), a redemption at the Original Series A Issue Price (as provided in Section 5 of this Article 5), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock fnim terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements), In the event dividends are paid to the holders of Series A Preferred that are less than the full amounts to which such holders are entitled pursuant to this Section 1(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.

                   (b) After payment of dividends to the holders of Preferred Stock with respect to Series A Preferred as set forth above, dividends may be declared and distributed, out of funds legally available therefor, among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends arc paid to the holders of Series A Preferred based on the number of shares of Common Stock into which such shares of Preferred Stock ure convertible on the date such dividend is declared.

                   (c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Preferred Stock (as provided in Section 4 of this Article 5), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Preferred Stock subject to conversion the full amount of any such dividends or allow such. dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 4 of this
Article 5.

         2. LIQUIDATION PREFERENCE.

                   (a) Unless the holders of a majority of the then outstanding Series A Preferred, voting as a separate class, agree otherwise, in the event of
(i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or not, (ii) the stile, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Corporation or (iii) the acquisition of the Corporation by another entity by means of consolidation, corporate reorganizations, merger or other transaction or series of related transactions in which stockholders of the Corporation immediately prior to such transaction do not hold a majority of the voting power of the outstanding securities of the successor entity (each a "Liquidation Evenr), distributions to the Corporation's stockholders shall be made in the following manner:

                           (i) Each holder of Series A Preferred shall be
entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, by reason of their ownership of such stock, the amount of $1.00 (appropriately adjusted for stook splits, subdivisions, combinations, consolidations and the like with respect to such shares) (the "Original Series A issue Price") for each share of Series A Preferred then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series A Preferred (collectively, the "Series A Preference"), lf, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series A Preferred shall be insufficient to permit the payment to such holders of the full Series A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series A Preferred shall be distributed ratably based on the total Series A Preference due each such holder under this Section 2(a)(i).

                           (ii) After payment has been made to the holders of
Series A Preferred of the full amounts to which they are entitled pursuant to
Section 2(a)(i) above, each holder of Class A Common shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock (other than the Class A Common), by reason of their ownership of such stock, the amount of $1.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each share of Class A Common then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Class A Common (collectively, the "Class A Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Class A Common stock be insufficient to permit the payment to such holders of the full Class A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Class A Common shall be distributed ratably based on the total Class A Preference due each such holder under this
Section 2(a)(ii).

                           (iii) After payment has been made to the holders of
Series A Preferred and Class A Common of the full amounts to which they are entitled pursuant to Sections 2(a)(i) and (ii) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock (including Class A Common) and Series A Preferred (assuming conversion of all shares of Series A Preferred).

                  (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.

                  (c) The value of securities and property paid or distributed pursuant to this Section 2 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

                  (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 4 of this Article 5.

         3. VOTING RIGHTS. Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or the effective data of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws.

         4. CONVERSION RIGHTS. the holders of Preferred Stock shall have conversion rights as follows:

                  (a) RIGHT TO CONVERT. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in
Section 5 of this Article 4, at the office of the Corporation or any transfer agent for such Series A Preferred into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the then effective Conversion Price for such Series A Preferred, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be the Original Series A Issue Price. The initial Series A Conversion Price shall be subject to adjustment as provided in accordance with Section 4(d) below.

                  (b) AUTOMATIC CONVERSION. Each share of Preferred Stock shall automatically be converted rata shares of Common Stock at the then effective applicable Conversion Price upon the earliest of: (i) the closing of a firm commitment underwritten public offering pursuant to on effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act') covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least $5,000,000 (before deduction fox underwriters commissions and expenses), (ii) the affirmative vote or written consent of a majority of the then outstanding shares of Series A Preferred, and (iii) the conversion into Common Stock of majority of the originally issued shares of Series A Preferred (each such event is an "Automatic Conversion"). In the event of an Automatic Conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of such fractional share, as determined in good faith by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an Automatic Conversion pursuant to Section 4(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery. or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of Automatic Conversion, on the date of closing of the offering, the date of the affirmative vote or written consent or the date of conversion of the Preferred Stock, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) ADJUSTMENTS TO CONVERSION PRICE.

                           (i) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS,
SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split (excluding the Stock Split), subdivision or other similar transaction occurring after the filing of this Amended and Restated Certificate of Incorporation into a greater number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock., In the event the outstanding shares of Common Stock shall be decreased by a reverse stock split, combination, consolidation or other similar transaction occurring after the filing of this Amended and Restated Certificate of Incorporation into a lesser number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease In the outstanding number of shares of Common Stock.

                           (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the
event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                           (iii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND
SUBSTITUTION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Preferred Stock immediately before that change.

                  (e) NO IMPAIRMENT. Except as provided in Section 6 of this
Article 5, the Corporation shall not, by amendment of its Certificate of Incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorganization, merger or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

                  (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment or the Conversion Price of any series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjust rent or readjustment is based. The Corporation shall, upon the written request of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (I) such adjustments and readjustments, (ii) the applicable Conversion Price for such series of Preferred Stock at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would he received upon the conversion of such series of Preferred Stock.

                  (g) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (h) RESERVATION OF STORK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

                  (i) Status of Converted or Redeemed Preferred Stock. In the event that any shares of any series of Preferred Stock shall be converted pursuant to this Section 4 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock undesignated us to series.

         5. REDEMPTION RIGHTS.

                  (a) At the elution in writing by the holders of a majority of the then outstanding shams of Series A Preferred delivered to the Corporation at any time after the fifth anniversary of the Series A Original Issue Date, the Corporation shall redeem, on the terms and conditions stated herein, out of thuds legally available therefor, all of the outstanding Series A Preferred in three annual installments beginning on the first anniversary of the Corporation's receipt of the request for redemption from, the holders of a majority of the then outstanding shares of Series A Preferred (the "Initial Redemption Date"), and continuing thereafter on the first and second anniversaries of the Initial Redemption Date (each a "Series A Redemption Date"), by paying in cash therefor a sum equal to the greater of the Original Series A Issue Price or the "Series A Fair Market Value" (as defined below) for each share of Series A Preferred, plus all accrued but unpaid dividends thereon (the "Series A Redemption Price"). The number of shares of Series A Preferred that the Corporation shall be required to redeem under this Section 5(a) on any one Series A Redemption Date shall be equal to the amount determined by dividing
(i) the aggregate number of shares of Series A Preferred outstanding immediately prior to the Series A Redemption Date by (ii) the number of remaining Series A Redemption Dates (including the Series A Redemption Date to which such calculation applies), For purposes of this provision, the "Series A Fair Market Value" shall mean the fair market value per share of Series A Preferred agreed upon by the Company and by the holders of a majority of the then outstanding shares of Series A Preferred or, in the absence of such agreement, the fair market value of each share of Series A Preferred as determined by an independent third party valuator appointed by the Company and reasonably acceptable to the holders of a majority of the then outstanding shares of Series A Preferred.

                  (b) In the event that the Corporation is unable to redeem the full number of shares of Preferred Stock to be redeemed on any Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this
Section 5 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this Section 5(b) shalt be made ratably among the holders of Series A Preferred in proportion to the aggregate Series A Redemption, Price to which each holder is entitled under subsection (a) of this
Section 5.

                  (c) if the holders of Series A Preferred have elected to have the shares of Series A Preferred redeemed as provided in subsections (a) and (b) of this Section 5, then at least 30 but no more than 60 days prior to each Redemption Date, the Corporation shall give written notice via personal delivery or first class mail, postage prepaid, to all holders of outstanding Series A Preferred whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating the applicable Redemption Date, Redemption Price and Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Redemption Date stated in such notice, the holder of each share of Series A Preferred called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A Redemption Price for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series A Preferred so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shrill cease with respect to such shares, except only the right of the holders to receive the Series A Redemption Price for the Series A Preferred called for redemption which they hold, without interest, upon surrender of their certificates therefor.

                  (d) Notwithstanding anything herein to the contrary, if, on or prior to any Redemption Date (and after a redemption election has been made pursuant to this Section 5), the Corporation deposits, with tiny bank or trust company in the State of California having aggregate capital and surplus in excess of SI00,000,000, as a trust fund, a sum sufficient to redeem on such Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or le complete the giving of such notice if theretofore commenced) and to pay, on or after the Redemption Date or prior thereto, the Series A Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Redemption Date), the shares so called for redemption on such Redemption Date (hut not any subsequent Redemption. Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares should no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series A Redemption Price for the Series A Preferred called for redemption on such Redemption Date, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Redemption Date of such shares (which conversion date shall not be earlier than 30 days after the written notice of redemption has been given). Any monks so deposited on account of the Series A Redemption Price of the Series A Preferred converted into Common Stock subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series A Preferred. Any interest accrued on any funds so deposited shall be the property of, and paid to. the Corporation. If the holders of Series A Preferred so called for redemption shall not, at the end of two years after the applicable Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series A Redemption Price for the Series A Preferred called for redemption which they hold

         6. RESIDUAL RIGHTS.

         All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary heroin shall be vested in the Common Stock. The Common Stock shall not be redeemable.

                          ARTICLE 6. BOARD OF DIRECTORS

           In furtherance and not in limitation of the powers conferred by Delaware law:

           1. BYLAWS. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation,

           2. ELECTION OF DIRECTORS. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                             ARTICLE 7. DISSOLUTION

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as The case may be, and also on the Corporation.

                  ARTICLE 8. LIMITATION OF DIRECTORS' LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                        ARTICLE 9. RESERVATION OF RIGHTS

         The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                                        State of Delaware
                                                       Secretary of State
                                                    Division of corporations
                                                 Delivesed 07:21 1:2V 08/11/2005
                                                     MED 07:14 PM 08/11/2005
                                                   SW 050666085 - 3856586 F112

                           CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES B PREFERRED STOCK OF
                            FLUID AUDIO NETWORK, INC.

        (PURSUANT TO SECTION 151 ELATE DELAWARE GENERAL CORPORATION LAW)

ALVIE VICKERS certifies that:

         1. She is the Secretary of FLUID AUDIO NETWORK, INC., a Delaware corporation (the "Corporation").

         2. The Corporation is authorized to issue FIVE MILLION (5,000,000) shares of preferred stock.

         3. The following resolutions were duly adopted by the Board of
Directors: WHEREAS, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation provides for a class of its authorized stock known as preferred stock, comprising FIVE MILLION (5,000,000) shares, par value S0.001;

        WHEREAS, the Board of Directors of the Corporation is authorized to determine the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly issued series of preferred stock end the number of shares constituting any series and the designation thereof of any of them; and

        WHEREAS, the Corporation has issued one series of preferred stock, the "Series A Preferred Stock," consisting of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares; and

         WHEREAS, the Corporation wishes to issue a new class of preferred stock, "Series B Preferred Stock,"

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide fir the 1,8041110C of the Series B Preferred Stock and by this Certificate of Designation of Series B Preferred Stock (the "Certificate of Designation") does hereby fix and determine the rights, preferences, privileges, restrictions and other twitters relating to the Series 13 Preferred Stock as follows:

         1. DESIGNATION. The series of preferred stock shall consist of ONE MILLION, FIVE HUNDRED THOUSAND (1,500,000) shares designated "Series B Preferred Stock" (the "Series B Preferred").

         2. DIVIDEND PREFERENCE.

                  (a) The holders of Series B Preferred shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to 5.0% of the "Original Series B Issue Price" (as defined below) (appropriately adjusted fox stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding share or Series B Preferred held by them, payable upon a "Liquidation Event" (as defined below), a redemption at the Original Series B Issue Price (as provided in Section 6 below), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common stock (other than those payable solely in Common Stock involving the repurchase of shares of Common Stock from, terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements), and pari passu with any dividends on do Series A Preferred. In the event dividends are paid to the holders of Series Preferred that are less than the full amounts to which ouch holders are entitled pursuant to this Section 2(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.

                  (b) After payment of dividends to the holders of Preferred Stock with respect to Series B Preferred as set forth above, and Series A Preferred, dividends may be declared and distributed, out of funds legally available therefor, among all holders of Common Stock; provided, however, that, no dividend may be declared and distributed among holders of Common Stock at a rate greater that the rate et which dividends are paid to the holders of Series A Preferred or Series B Preferred based on the number of shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock are convertible on the date such dividend is declared.

                  (c) In the event that the Corporation shall have declared but unpaid dividends (degree)attending immediately prior to, and in the event of, a conversion of Series B Preferred Stock (as provided in Section 5 below), the Corporation olio, at the option, of the Corporation, pay in cash to the holders of Series B Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, end pursuant to the term specified in, Section 5 below.

         3. LIQUIDATION PREFERENCE.

                  (a) Unless the holders of a majorit7 of the then outstanding Series B Preferred, voting as a separate class, agree otherwise, in the event of
(i) any liquidation, dissolution or, winding up of the Corporation, whether voluntary or not, (ii) the sale, lease, assignment, transfer, conveyance or disposal of oil or substantially all of the sects of The Corporation or (iii) the acquisition of the Corporation by another entity by means of consolidation, corporate reorganizations, merger or other transaction or series of related transactions in which stockholders of the Corporation immediately prior to such transaction do not hold a majority of the voting power of the outstanding securities of the successor entity (each a "Liquidation Event"), distributions to the Corporation's stockholders shall be made in the following manner:

                           (i) Bach holder of Series B Preferred shall be
entitled to receive, prior and in preference to any distribution of any of the assets or surplus fonds of the Corporation to the holders of Series A Preferred, by any reason to any distribution of any of the assets or surphrs foods of the Corporation to the ;solders of Series A Preferred, by rens= of their oftership suet stock, the amount of $1.75 (appropriately adjusted for stook splits, subdivisions, combinations, consolidations end the like with respect to such eharea) (the "Original Series JR issue Mee") fox Cad] share of Series B Preferred then held by such holder, plus an =omit equal to all declared hat unpaid dividends on such shares of Series B Preferred (collectively, the "Spies' ..Preferen4e). upon the occur-Ivaco of a Liquidariou Event, the wets and foods available to be distributed among the holders of Series B Preferred shall be insttfaciera to permit the payment to such holders of the full Series B Proference, Theo the ont ire =ate and funds of the Corporation legally available for distribution to the holder of Series B Preferred shall be distributed ratably based on the total Series B Prefteeee dtzo each such holder under this
Section 3(a)(i).

                           (ii) After payment has been made to the holders of
Series B Preferred of the full aronuots to which they are entitled pursuant to
Section 3(a)(i) above. and seer payznetathas bean made to the holders of Series A Preferred of the full automats to which they are entitled, sect holder of Class A Common shall be entitled to receive, prior and in preference to any dioribUtioo of arty of the assets or surplos funds of the Corporation to the holders of Common Stock (other than the Class A Common), by reason of their ownership of such stool; the amount of 51.00 (appropriately adjusted fox stook splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each share of Class A Cerornon thou held by such holders plus an amount oqoa/ to alt declared but unpaid dividends on such shares of Class A Common (collectively, the "Class Preference"). upon the occult:mace of a Liquidation Events the assets and funds available to be distributed among the holders of Class A Common shall be insuf5oloot to permit the paymeot to such holders of the full Class A. Preference, then the entire &nuts Rua fads of the Coopozarloa legally available for distribution to the holders of Class A Common shall be distributed ratably based on the total Class A Preference due each such holder under this Section 3(404

                           (iii) After payment has been made to the holders of
Series A Preferred, Series B Preferred, and Class A Common of the frill amounts to which they aro entitled punt-boo to Sections 3(a)(i) and (U) above, the remaining assets of the Cot ratlor. available for distributioa to stockholders shall be distributed ratably amoog the holders of Coruzon Stook (itcluding Class A Common), Series A Preferred (assuming conversion of all shares of Series A Preferred), and Series B 'Preferred (assuming converion of all shares of Series B Preferred).

                  (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Conmeort Stock issued to Dr held. by directors, ofeeerss employees, consultants or advisors of the Corporation or ate subsidiaries upon ter-mists loo of their employment or services parmant to ag,reoraonts (whether now existing or hereafter entered into) providing for the right of said report:; sate between the Corporatio a and such persons.

                  (c) The value of securities and property paid or distributed pursuant to this Section 3 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all us determined by the Board. of Directors in the good faith exercise of its reasonable business judgment, provided that (i) If such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such seaoritics as quoted on such system or exchange (or the largest such exchange) for the data the whit is to be determined (or if there axe no sales far such dates then for the 148t priteCding business day on which there were sales), as reported in the Wail Street lomat or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer bur' selling prices are not reported, their fair market value shall be the mean barmen. the high bid and low asked prices for such securities on the date the value is to be determined (or if there arc no quoted prices for suob darer then for the last preceding business day on which there were quoted prices.

                  (d) Nothing hereinubove set forth shall affect in any way the right of each holder of Preferred Stock to convert suck shares at any tirce and from, time to time into Common Stock in accordance with Section 5 below.

         4. VOTING RIGHTS. Except as otherwise required by law or hexmder, the bolder each share of Common St etc Issued and outstanding shall have one vote and the holder of each share of Series B Preferred shall be entitled to the number of votes equal to the mirnber of Shares of Common Stock into which such share of Series B Preferred could be converted at the record date for dean:nth' ation of the stockholders entitled to vote on suoli recitters or, if MO such record cinte is established, at the date 5/101 vote is taken or the effective date of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general Voting power and not separately as a class. Fractional votes by the holders of Series B Preferred shall not, however, be permitted and any fractional voting rights shall (after aggregating tall shares into %thiCt1 shares of Seriea B Preferred held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders of Compton Stock and Series B Preferred exill be entitled to notice of any stockholders' meeting in accordnnce with the Corporation's Dylaws.

         5. CONVERSION RIGHTS. The holders of Series B Preferred Stock shall have conversion rights as follows:

                  (a) RIGHT TO CONVERT. Each share of Series B Preferred shall he convertible, at the option of the holder thereof, at any time after the date of issuance of snob Aunt and, if such shire is subject to redemption, prior to the date of termination of the right to convert such share, as dote/Wired in Sullen 6 below, at the office of thc Corporation or any transfer agent for svah Series B Ptefeired into such number of fully-paid and non-assessable shares of Coe non Stock as is determined by dividing the Original Series B Issue Price by the then eiCective Conversion Price for such SeziraB Preferred, determined es hereinafter provided, in effect at the time of cartvexaien. The price at which shares of Common SIO0C shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initialiy be the Original Series B Issue Price. The initial Series B Convention Price shall be subject to adjustment as provided in accordance wine Section 5(d) below.

                  (b) AUTOMATIC CONVERSION. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable

Conversion Price upon the earliest of; (i) the closing of a firm commitment underwritton public offering pursuant to an effective registration statemerct under the Securities Act of 1933, as amended, (the "Securities Act") covering the offer slid sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least $5,000,000 (before deduction for underwriters commissions and expenses), (ii) the affirraztive votsor written. consent of a majority of the then outstanding shares of Series
B Preferred, end (iii) the conversion into Common Stock of at of the originally issued shares of Series B Preferred (each, sub, event is an (degree) Aromatic Converston"), In the event of an Antoine& Conversion of the Series B Preferred Stook upon, a public offering as aforesaid, the person(s) entitled to receive the Corantoe stock issoablc upon such conversion of such Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock lentil immediately prior to the closing of such sale ofsorties.

                  (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional shares to which the bolder would otherwise be entitled, the Corporation shall pay crash equal to web fraction multiplied by the fair value of such, fractional shares as determined in good faith by the Board of Director% Before any holder of Series B..?referred Stock shrill be entitled to convert the same into ftal shares of Common Stook and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and shell give written notice to The Corporation at such (degree)Mee that such holder elects to convert the same; provided, however, that in the event of an Automatic Conversion pursttatxt to Section $(b) above, the outmoding f5hnms of Series B Preferred Stock shall be converted automatically without any further action by the holders of - such shams add whether or not the certificates uprose:Wog such shams are surrendered to the Corporation of its transfer agent, end provided further that the Corporation:bail not be obligated -to issue certificates evidencing the shares of Common Stock issuable upon snob Automatic Conversion unless the certificates evidencing such shares of Series B Preferred Stook ere either delivered to the Corporation or its tune= agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have be= lost, stolen or dostooyed and executes an aSt4catent satisfactory to the Corporation to Indemnify the Corp (get= tkom any loss immured by it in COnnr-diOn With such, curates, The Corporation shall, as soort as practicable after each delivery, or such agreement and indemnification in the case of a lost certificate, Issue mad deliver at such office to suet, holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as ow result a a conversion into fractional shares of Common Stock. Such conversion .414 be deemed to hare been made innuedietely prior to the close a f litisinitss on the date of such surrender of then faares of Series 13 Prefermd Stem% to be converted, or in the case of Automatic Conversion, on the date of closing of the offering, tile date of the aftlzrronive vote or written consent or the date of conversion of the Series Et Preferred Stock, as applicable, and the person or persons entitled to receive the shaves of CerrittloXi Stock issuable upon such conversion shall be treated for all purposes as the record holder or holden of such shares of Common Stock on such date.

                  (d) ADJUSTMENT TO CONVERSION PRICE.

                           (i) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS,
SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. in the event the outirstl 'ding shares a Common Stock shall be illgtOedttl by a stock dividend payable iu Common Stock, stock split (excluding the Stock Split), subdivision or other similar transaction occurring after the Enna of Ibis Certificate of Designation into a Dower nurnbcr or shares of Common Stock, th; Conversion Prices then fn effect concurrently with the effectiveness of such scant, be decreased in proportion to tins percentage increase in the outstanding number of shores of Common Stook. in the event the outstanding shares of Common Stock shall be decreased by a reverse stork split, combination, consolidation or other similar transaction oecturin' g after the cling of this Certificate of Designation into a lesser number of shares of Common Stock, the Conversion Prices tit= la effect concurrently with the effectiveness of such event, be increased In Proportion to the percentage decrease in the outstanding number of shares of Common Stock.

                           (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the
event the Corporation at any time or from, time to time makes or fixes a record ante for the determination of holdare of Common Stook entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 5, then and in oach such event pxovision stall be made so that tho holders ofPreferrad Stock shall receive upon conversion thereof, the amount of securities of the Corponstion which they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                           (iii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND
SUBSTITUTION. If the Common Stock iesuable upon conversion of the Preferred Stook shall be clianged into the same or a different number of shares of any other class or classes of stock, whether by reolassification, FAcharkg; Sttlnititution or otborwise (other than a stock split, stock dividend, subdivision, combits,Vou or consolidation ashcans, provided ibr above), the Conversion ktiees then in effoct shall, ecneurreraly with the effectiveness of such =lossifirmion, exchange, substitution or ether transaction, be proportionately adjusted such that the Preferred Stock shall, be convertible into, in lieu of the number of shares of Common Stock which tine holders would otherwise have been entitled. to receive, a:lumber of sheerer of such other class or classes of stock equivalent to the number of charms RY Control Stock that would have been subject to receipt by the holders upon conversion of such Preferred Stock immediately before that change.

                  (e) NO IMPAIRMENT. Except as expressly provided in this Certificate of Designation, the Corporation shall rot, by amendment of its Certificate of incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorgent7Ation, merger or issue ea sale of securities, ow through any other voluntary action, avoid or seek to avoid the obset mce ex patron:mono of any of the terms to be observed or per-formed hereunder by the Corporation but shall at all times in good faith assist in tie carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

                  (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurance of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock, the Corporation et its expense shun promptly eorttpute adjustment or readjustment in accordance with the toms hereof wad famish to molt holder of Pregsrreci Stock a certificate setting forth such adjustment or readiustment and showing in detail the facts upon which such adjustment car pnidjustment based. The Corporation shall, upon the written request of any holder of Preferred Stock, furnish or cause to be furnished to such holder a lilcc certificate setting forth (i) such adjustments and readjustmenter(ii) the applicable Conversion Price for such series ofireferroti Stock at the time in effect surd (iii) the number of shares of Cotonou stook and the mount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

                  (g) ISSUE TAXES. The Corporation shall pay any and all issue and other texas (other than income taxes) that may he payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any molder taxes resulting from any Transfer revcsted by any holder in connection with any such conversion.

                  (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and leap available out of its authorized but unissued shares of Common Stock, solely for the purpose a efietlin" tire conversion of the shares of the Preferred Stook such number of its sh,sxes of Common Stock as shnli from trot to time be sufficient to effect the conversion of all outsranding shares of Preferred Stock; and if at any time the number of authorized brreuutssued shams of Common Stack shell not be soffi4lent to etre-al:he conversion of all then outstanding shares Preferred Stook, rite Corporation sb 41 take ouch corporate action as may, in 'ale opinion of its counsel, be necessary to increaseo its authorized but unissued shares of Comm Stock to such number of sham as shall be sufSoient for such purpose, including, without limitation engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

                  (i) STATUS OF CONVERTED OR REDEEMED PREFERRED STOCK. In the event that any shares of Series B Preferred Stock shall be converted pursuant to this Section 5 or redeemed, the shares so converted or redeemed shall manic the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         6. REDEMPTION RIGHTS.

                  (a) At the election in writing by the holders of a majority of the then outstanding shares of Series B Preferred delivered to the Corporation at any time after the fifth anniversary of the Series B Original Issue bates the Corporation shall redeem, on the terms and conditions stated heeds, out of fonds legally available therefor all of the outstanding Stliag B Preferred in three annual installments beginning on the first anniversral of the Corporation's rectipt of the request for redemption from the holders of a. majority of the than outstanding shares of Series B Preferred (the "Initial Redeption Date"), and continuing thcantafter on the first and second anniversaries of the redemption date (each a "Series B Redemption Date"), by paying in cashtherefor a awn equal to the grcabsr of the Original Series B Issue Price or the "Series B Fair Market Value" (as defined below) for each share of Series B preferred, plus all accrued but unpaid dividends thereon (the "Series B Redemption Price"). Tbe number of shares of Series B Preferred that the Corporation shall be required to redeem under this Section 6(a) en any one Series B Redemption Date Shell be aqua to the axeount detexeeined by dividing (i) the aggregate uumber of share/ of Series B Preferred outstanding Immediately prior to the Series B Redemption Date by (ii) the number of remaining Series B Redemption Dates (including the Serita B Redemption Date to which such calculation applies). Fox purposes of this provision, the "Series B Fair Market Value" shall mean the fear market value per share of Serino Preferred agreed upon by the Company and by the holders of a majority of the thou outstanding shares of Series B Preferred or, in the absence of 'melt agreement, the fair market value of each share of Series B Preferred as determined by an independent third party valuator appointed by the Company and reasonably acceptable to the holders of a majority of the then outstanding shares of Series B Preferred.

                  (b) In the event that the Corporation is unable to redeem the full number of shares of Series B Preferred Stock to be redeemed on any Series B Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in thin Section 6 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this Section 6(b) shall be made ratably among the holders of Series B Preferred in proportion to the aggregate Series B Redemption Price to which each holder is entitled under subsection (a) of this Section 6. The redemption lights afforded the holders of Series B Preferred pursuant to this Section 6 shall be pro rata with such redemption rights provided to holders of Series A Preferred.

                  (c) If the holders of Series B Preferred have elected to have the shares of Series B Preferred redeemed ae provided in subsections (a) and (b) of this Section 6, then at levet 30 but no more than 60 days prior to each Redemption Date, the Corporation Alan give written notice ula personal delivery or feet class mail, postage prepaid, all of outstending Series B Preferred whose shares are being redeemed, at the address last shown. on the records of the Corporation for such holder, stating the applicable Redemption Date, Redemption Price and Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days from the written notice by the Corporation has been given), and the Corporation shell call upon euch holder to surender to the Corporation on said Redemption Date at the place designated in the notice such holder's certificate or certitudes representing the shares to be redeemed on or after the Redemption Date stated in such notice, the holder of each share of Series B Preferred called for redemption shall surrender the certificate evidencing rusk shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series B Redemption Price for the shares surrendered. If less then all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shell have been duly given, and if on such Redemption Date funds necessary for the redemption shell be available therefor, then, as to any certificates any Series B Preferred so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series B Redemption Price for the Series B Preferred called for redemption which they hold without interest, upon surrender of their certificates therefor.

                  (d) Notwithstanding anything herein to the contrary, on or prior to any Redemption Date (and after a redemption election has been made pursuant to this Section 6), the Corporadon deposits, with any bank or trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a nun sufficient to redeem on such Redemption Date the shares called for redemption, with it-revocable lagructions and authority to the honk or trust company to give the notice of redemption thereof (or to complete the giving of 504, nailee if theretofore ocanmecnced) and to pay, on or after the Redemption Date or prior thereto, the Series B Redemption Price of the shares to their respective Warts upon the surrender of their share certificates, then from and after the date of the deposit (althOUSII prior to suoia Redemption Late), the shares so called far redemption. on such Redemption Dare (but not ay subsequent Redemption Date) shall be reckoned, The deposit of such sum shall eonstlute full payment of such shares to their holders and foam and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to stuff shares and shall have no rights with respect thereto except the right to receive from the bank or trust company Mutest of th Series B Redemption Price for the Series B Preferred called for redemption on &rah Recknoption Date, without interest, upon the surrender of their certiftcates therefor end the right to convert said shares as provided herein at anytime up to but not after the dose of business on the fifth day prior to the Redemption Date of such shares (which conversion date distinct be earlier than 30 days after the written notice of redemption has been given). Any monies so deposited on account of the Series B Redemption. Price of the Series B Preferred converted into Common Stock subsequent to the making of such deposit shall be repaid to the Cotpotertion forthwith upon the conversion of such Series Preferred, Any interest accrued on any funds so deposited shell be the property of, and paid to, the Corporation If the holders of Series B Preferred so ealled for redemption shell, rot, at the end of two yms after the applicable Redemption Date, have claimed any fields so deposited, such bank or trust company shall thereupon pay over to the Corporation ouch unclaimed funds, and such bank or trust company shall thereafter be relieved of all ropansibiiity in respect thereof to such holders and such holders shill look only to the Corporation for payment of the Series B Redemption Price for the Series B Preferred called for redemption which they hold.

         RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby arc authorized and directed to prepare and Me a Certificate of Designation for the Series B Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

         I declare, under the penalty of perjury, that the matters set forth in this certificate are true and correct of my own knowledge.


         Date: August 11, 2005


         /s/ Alvie Vickers
         ---------------------------
         ALVIE VICKERS,
         Secretary

                                    DELAWARE
                       ---------------------------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "FLUID AUDIO NETWORK, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF FEBRUARY, A.D. 2006, AT 8:59 O'CLOCK A.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.


                                       /s/  Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State




                                                       AUTHENTICATION: 4908019
   3856596 8100                  [SEAL]
   060118379                                           DATE: 02-09-06

                                                         State of Delaware
                                                        Secretary of Stake
                                                     Division of Corporations
                                                   Delivered 09:03 AN 02/08/2006
                                                    FILED 08;59 701 a2/08/2006
                                                   SW 060118.379 - 3856586 FTT.P

                           CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES C PREFERRED STOCK OF
                            FLUID AUDIO NETWORK, INC.

        (PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW)

JUSTIN BECKETT and ALVIE VICKERS certify that:

         1. They are the President and Secretary, respectively, of FLUID AUDIO NETWORK, INC., a Delaware corporation (the "Corporation").

         2. The Corporation is authorized to issue FIVE MILLION (5,000,000) shares of preferred stock.

         3. The following resolutions were duly adopted by the Board of
Directors:

        WHEREAS, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation provides for a class of its authorized stock known as preferred stock, comprising FIVE MILLION (5,000,000) shares, par value SO..001;

        WHEREAS, the Board of Directors of the Corporation is authorized to determine the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

        WHEREAS, the Corporation has designated one series of preferred stock, the Series A Preferred Stock (the "Series A Preferred Stock") consisting of ONE MILLION EIGHT HUNDRED THOUSAND (1,800,000) shares;

        WHEREAS, the Corporation has designated one series of preferred stack, the Series B Preferred Stock (the "Series B Preferred Stock") consisting of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares; and

        WHEREAS, the Corporation wishes to designate a new class of preferred stock, the Series C Preferred Stock (the "Series C Preferred Stock")

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide For the designation of the Series C Prefer red Stock and by this Certificate of Designation of Series C Preferred Stock (the "Certificate of Designation") does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series C Preferred Stock as follows:

         1. DESIGNATION. The series of preferred stock shall consist of ONE MILLION TWO HUNDRED THOUSAND (1,200,000) shares designated "Series C Preferred Stock."

         2. DIVIDEND PREFERENCE.

                (a) The holders of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to 5.0% of the "Original Series C Issue Price" (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding share of Series C Preferred Stock held by them, payable upon a "Liquidation Event" (as defined below), a redemption at the Original Series C Issue Price (as provided in Section 6 below), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other than those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements), and pail passu with any dividends on the Series A Preferred Stock and Series B Pr eferred Stock. In the event dividends are paid to the holders of Series C Preferred Stock that are less than the full amounts to which such holders are entitled pursuant to this Section 2(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full

                (b) After payment of dividends to the holders of Preferred Stock with respect to Series C Preferred Stock as set forth above, Series B Preferred Stock and Series A Prefened Stock, dividends may be declared and distributed, out of funds legally available therefor, among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock based on the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are convertible on the date such dividend is declared

                (c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series C Preferred Stock (as provided in Section 5 below), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Series C Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 5 below.

         3. LIQUIDATION PREFERENCE.

                  (a) Unless the holders of a majority of the then outstanding Series C Preferred Stock, voting as a separate class, agree otherwise, in the event of (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or not, (ii) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Corporation or
(iii) the acquisition of the Corporation by another entity by means of consolidation, corporate reorganization, merger or other transaction or series of 'elated transactions in which stockholders of the Corporation immediately prior to such transaction do not hold a majority of the voting power of the outstanding securities of the successor entity (each a "Liquidation Event"), distributions to the Corporation's stockholders shall be made in the following manner:

                           (i) Each holder of Series C Preferred Stock shall be
entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, but par i posse to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A Preferred Stock and Series B Preferred Stock, by reason of their ownership of such stock, the amount of $2.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) (the "Original Series C 'issue Price") for each share of Series C Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series C Preferred Stock (collectively, the "Series C Preference") If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the frill Series C Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series C Preferred Stock shall be distributed ratably based on the total Series C Preference due each such holder under this Section 3(a)(i)

                           (ii) After payment has been made to the holders of
Series C Preferred Stock of the full amounts to which they are entitled pursuant to Section 3(a)(i) above, and after payment has been made to the holders of Series B Preferred Stock and Series A Preferred Stock of the full amounts to which they are entitled, each holder of Class A Common shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock (other than the Class A Common), by reason of their ownership of such stock, the amount of $1.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each share of Class A Common then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Class A Common (collectively, the "Class A Preference") If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Class A Common shall be insufficient to permit the payment to such holders of the full Class A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Class A Common shall be distributed ratably based on the total Class A Preference due each such holder under this
Section 3(a)(ii)

                           (iii) After payment has been made to the holders of
Series A Preferred Stock, Series B Preferred Stock, Series c Preferred Stock and Class A Common of the full amounts to which they are entitled pursuant to Sections 3(a)(i) and (ii) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock (including Class A Common), Series A Preferred Stock (assuming conversion of all shares of Series A Preferred Stock), Series B Preferred Stock (assuming conversion of all shares of Series B Preferred Stock), and Series C Preferred Stock (assuming conversion of all shares of Series C Preferred Stock)

                (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Comm on Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons

                (c) The value of securities and property paid or distributed pursuant to this Section 3 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

                (d) Nothing hereinabove set forth shall affect in any way the right of each bolder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 5 below.

         4. VOTING RIGHTS. Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or the effective date of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class Fractional votes by the holders of Series C Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Holders or Common Stock and Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws.

         5. CONVERSION RIGHTS. The holders of Series C Preferred Stock shall have conversion rights as follows:

               (a) RIGHT TO CONVERT. Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in Section 6 below, at the office of the Corporation or any transfer agent for such Series C Preferred Stock into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the then effective Conversion Price for such Series C Preferred Stock, determined as hereinafter provided, in effect at the time of conversion_ The price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred Stock (the "Series C Conversion Price") shall initially be the Original Series C Issue Price The initial Series C Conversion Price shall be subject to adjustment as provided in accordance with Section 5(d) below

               (b) AUTOMATIC CONVERSION. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the earliest of: (i) the Corporation becoming listed orr a United States, Canadian or United Kingdom stock exchange or quotation service, including by means of (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act") covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least 55,000,000 (before deduction for underwriters commissions and expenses), (B) a reverse take-over, merger, amalgamation, arrangement, takeover bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Company's assets, exchange of assets or similar transaction or other combination with a reporting issuer or a reporting company, or (C) any transaction which provides holders of Common Stock with liquidity comparable to such liquidity the holders of Common Stock would have received if such listing or quotation had been obtained (each event included in this Section 5(b)(i), a "Liquidity Event"); (ii) the affirmative vote or written consent of a majority of the then outstanding shares of Series C Preferred Stock, and (iii) the conversion into Common Stock of a majority of the originally issued shares of Series C Preferred Stock (each such event is an "Automatic Conversion"). In the event of an Automatic Conversion of the Series C Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities.

               (c) MECHANICS OF CONVERSION. No fractional shares al Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of such fractional share, as determined in good faith by the Board of Directors Before any holder of Series C Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an

Automatic Conversion pursuant to Section 5(b) above,: the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided fur ther that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion unless the certificates evidencing such shares of Series C Preferred Stock are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall he entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, or in the case of Automatic Conversion, on the date of closing of the offering, the date of the affirmative vote or written consent or the date of conversion of the Series C Preferred Stock, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date

               (d) ADJUSTMENTS TO CONVERSION PRICE; LIMITED ADJUSTMENT TO ORIGINAL SERIES C ISSUE PRICE.

                           (i) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS,
SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision or other similar transaction occurring after the filing of this Certificate of Designation into a greater number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock, In the event the outstanding shares of Common Stock shall be decreased by a reverse stock split, combination, consolidation or other similar transaction occurring after the filing of this Certificate of Designation into a lesser number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock,

                           (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the
event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 5, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into C:ommen Stock on the date of such event

                           (iii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND
SUBSTITUTION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Preferred Stock immediately before that change

                    (iv) LIMITED ADJUSTMENT TO ORIGINAL SERIES C ISSUE PRICE FOR FAILURE TO OCCUR OF LIQUIDITY EVENT. In the event a Liquidity Event has not occurred on or prior to November 30, 2006, then for purposes of calculating the number of fully paid and non-assessable shares of Common Stock into which each share of Series C Preferred Stock shall be convertible, the Original Series C Issue Price shall be multiplied by I.10, such that, assuming no adjustments to the Conversion Price pursuant to this Section 5(d), each share of Series C Preferred Stock shall be convertible into 1..10 shares of Common Stock.. Notwithstanding the foregoing, the adjustment to the Original Series C Issue Price as set forth in this Section 5(d)(iv) shall be solely and exclusively for the purposes of calculating an adjustment to the number of Wily paid and non-assessable shares of Common Stock into which each share of Series C Preferred Stock shall be convertible, and shall have no effect other than as explicitly set forth in this Section 5(d)(iv). The adjustment to the Original Series C Issue Price as set forth in this Section 5(d)(iv) may occur, if at all, only once..

               (e) NO IMPAIRMENT. Except as expressly provided in this Certificate of Designation, the Corporation shall not, by amendment of its Certificate of Incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, .consolidation, corporate reorganization, merger or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

               (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based The Corporation shall, upon the written request of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price for such series of Preferred Stock at the tin-re in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock

               (g) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation

               (i) STATUS OF CONVERTED OR REDEEMED PREFERRED STOCK. In the event that any shares of Series C Preferred Stock shall be converted pursuant to this
Section 5 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series

         6. REDEMPTION RIGHTS.

                (a) At the election in writing by the holders of a majority of the then outstanding shares of Series C Preferred Stock delivered to the Corporation at any time after the fifth anniversary of the Series C Original Issue Date, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Series C Preferred Stock in three annual installments beginning on the first anniversary of the Corporation's receipt of the request for redemption from the holders of a majority of the then outstanding shares of Series C Preferred Stock (the "Initial Redemption Data"), and continuing thereafter on the first and second anniversaries of the initial Redemption Date (each a "Series C Redemption Date"), by paying in cash therefor a sum equal to the greater of the Original Series C Issue Price or the "Series C Fair Market Value" (as defined below) for each share of Series C Preferred Stock, plus all accrued but unpaid dividends thereon (the "Series C Redemption Price") The number of shares of Series C Preferred Stock that the Corporation shall be required to redeem under this (.)Section 6(a) on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to the Series C Redemption Date by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies) For purposes of this provision, the "Series C Fair Market Value" shall mean the fair market value per share of Series C Preferred Stock agreed upon by the Company and by the holders of a majority of the then outstanding shares of Series C Preferred Stock or, in the absence of such agreement, the fair market value of each share of Series C Preferred Stock as determined by an independent third party valuator appointed by the Company and reasonably acceptable to the holders of a majority of the then outstanding shares of Set ies C Preferred Stock.

               (b) In the event that the Corporation is unable to redeem the full number of shares of Series C Preferred Stock to be redeemed on any Series C Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this Section 6 as soon as practicable after funds are legally available therefor Any redemption effected pursuant to this Section 6(h) shall be made ratably among the holders of Series C Preferred Stock in proportion to the aggregate Series C Redemption Price to which each holder is entitled under subsection (a) of this Section 6. The redemption rights afforded the holders of Series C Preferred Stock pursuant to this Section 6 shall be pro rota with such redemption rights provided to holders of Series A Preferred Stock and Series B Preferred Stock

               (c) If the holders of Series C Preferred Stock have elected to have the shares of Series C Preferred Stock redeemed as provided in subsections
(a) and (b) of this Section 6, then at least 30 but no more than 60 days prior to each Redemption Date, the Corporation shall give written notice via personal delivery or first class mail, postage prepaid, to all holders of outstanding Series C Preferred Stock whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating the applicable Redemption Date, Redemption Price and Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to he redeemed.. On or after the Redemption Date stated in such notice, the holder of each share of Series C Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series C Redemption Price for the shares surrendered. If less than nil the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.. If such notice of redemption shall have been duly given, and if on such Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series C Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series C Redemption Price for the Series C Preferred Stock called for redemption which they hold, without interest, upon surrender of their certificates therefor.

                  (d) Notwithstanding anything herein to the contrary, if, on or prior to any Series C Redemption Date (and after a redemption election has been made pursuant to this Section 6), the Corporation deposits, with any bank or trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Series C Redemption Date the shares called for redemption, with in-evocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series C Redemption Date or prior thereto, the Series C Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Redemption Date), the shares so called for redemption on such Series C Redemption Date (but not any subsequent Redemption
Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series C Redemption Price for the Series C Preferred Stock called for redemption on such Series C Redemption Date, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Series C Redemption Date of such shares (which conversion date shall not be earlier than 30 days after the written notice of redemption has been given). Any monies so deposited on account of the Series C Redemption Price of the Series C Preferred Stock converted into Common Stock subsequent to the nicking of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series C Preferred Stock. Any interest accrued on any funds SD deposited shall be the property of, and paid to, the Corporation. If the holders of Series C Preferred Stock so called for redemption shall not, at the end of two years after the applicable Series C Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series C Redemption Price for the Series C Preferred Stock called for redemption which they hold

         RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation for the Series C Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

         We declare, under penalty of perjury, that the matters set forth in this certificate are true and correct ofour own knowledge


         Date: February 7, 2006

         /s/ Justin Beckett
         -----------------------------
         JUSTIN BECKETT,
         President


         /s/ Alvie Vickers
         -----------------------------
         ALVIE VICKERS,
         Secretary

                                    DELAWARE
                       ---------------------------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "FLUID AUDIO NETWORK, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF MAY, A.D. 2006, AT 12:23 O'CLOCK P.M..

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.


                                       /s/  Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State




                                                       AUTHENTICATION: 4713743
   3856596 8100                  [SEAL]
   060407662                                           DATE: 05-02-06

                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered 12:49 PM 05/02/2006
                                                    FILED 12:23 PM 05/02/2006
                                                   SW 060407662 - 3856586 FTTP

                           CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES D PREFERRED STOCK OF
                            FLUID AUDIO NETWORK, INC.

        (PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW)

         JUSTIN BECKETT and MICHAEL RAEFORD certify that:

         1. They are the President and Secretary, respectively, of FLUID AUDIO NETWORK, INC , a Delaware corporation (the "Corporation").

         2. The Corporation is authorized to issue FIVE MILLION (5,000,000) shares of preferred stock

         3. The following resolutions were duly adopted by the Board of
Directors:

         WHEREAS, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation provides for a class of its authorized stack known as preferred stock, comprising FIVE MILLION (5,000,000) shares, par value $0.001;

         WHEREAS, the Board of Directors of the Corporation is authorized to determine the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

         WHEREAS, the Corporation has designated one series of preferred stock, the Series A Preferred Stock (the "Series A Preferred Stock") consisting of ONE MILLION EIGHT HUNDRED THOUSAND (1,800,000) shares;

         WHEREAS, the Corporation has designated one series of preferred stock, the Series B Preferred Stock (the "Series B Preferred Stock") consisting of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares;

         WHEREAS, the Corporation has designated one series of preferred stock, the Series C Preferred Stock (the "Series C Preferred Stock," and, collectively with the Series A Preferred Stock and Series B Preferred Stock, the "Prior Preferred Stock") consisting of ONE MILLION TWO HUNDRED THOUSAND (1,200,000) shares; and

         WHEREAS, the Corporation wishes to designate a new class of preferred stock, the Series D Preferred Stock (the "Series D Preferred Stock").

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the designation of the Series D Preferred Stock and by this Certificate of Designation of Series D Preferred Stock (the "Certificate of Designation") does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series D Preferred Stock as follows:

         1. DESIGNATION. The series of preferred stock shall consist of FIVE HUNDRED THOUSAND (500,000) shares designated "Series D Preferred Stock "

         2. DIVIDEND PREFERENCE

                  (a) The holders of Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to 5 0% of the "Original Series D Issue Price" (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding share of Series D Preferred Stock held by them, payable upon a "Liquidation Event" (as defined below), a redemption at the Original Series D Issue Price (as provided in Section 6 below), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends on any shares of Common Stock (other then those payable solely in Common Stock or involving the repurchase of shares of Common Stock from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements), and pari passer with any dividends on the Prior Preferred Stock In the event dividends are paid to the holders of Series D Preferred Stock that are less than the full amounts to which such holders are entitled pursuant to this Section 2(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.

                  (b) After payment of dividends to the holders of Series D Preferred Stock as set forth above, and with respect to the Prior Preferred Stock, dividends may be declared and distributed, out of funds legally available therefor, among all holders of Common Stock; provided, however, that no dividend may be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Prior Preferred Stock or Series D Preferred Stock based on the number of shares of Common Stock into which such shares of Prior Preferred Stock or Series D Preferred Stock are convertible an the date such dividend is declared.

                  (c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series D Preferred Stock (as provided in Section 5 below), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Series D Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 5 below.

         3. LIQUIDATION PREFERENCE.

         (a) Unless the holders of a majority of the then oustanding Series D Preferred Stock, voting as a separate class, agree otherwise, in the event of
(i) any liquidation, dissolution
or winding up of the Corporation, whether voluntary or not, (ii) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Corporation or (iii) the acquisition of the Corporation by another entity by means of consolidation, corporate reorganization, merger or other transaction or series of related transactions in which stockholders of the Corporation immediately prior to such transaction do not hold a majority of the voting power of the outstanding securities of the successor entity (each o "Liquidation Event"), distributions to the Corporation's stockholders shall be made in the following manner:

                           (i) Each holder of Series D Preferred Stock shall be
entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, but purl passe to any distribution of any of the assets or surplus funds of the Corporation to the holders of Prior Preferred Stock, by reason of their ownership of such stock, the amount of $3.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) (the "Original Series D issue Price") for each share of Series D Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series D Preferred Stock (collectively, the "Series D Preference"). lf, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series D Preferred Stock shall be insufficient to permit the payment to such holders of the frill Series D Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series D Preferred Stock shall be distributed ratably based on the total Series D Preference due each such holder under this Section 3(a)(i)

                           (ii) After payment has been made to the holders of
Series D Preferred Stock of the full amounts to which they are entitled pursuant to Section 3(a)(i) above, and after payment has been made to the holders of Prior Preferred Stock of the full amounts to which they are entitled, each holder of Class A Common shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock (other than the Class A Common), by reason of their ownership of such stock, the amount of 51..00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each share of Class A Common then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Class A Common (collectively, the "Class A Preference"). if, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Class A Common shall be insufficient to permit the payment to such holders of the full Class A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Class A Common shall be distributed ratably based on the total Class A Preference due each such holder under this Section 3(a)(ii).

                           (iii) After payment has been made to the holders of
Prior Preferred Stock, Series P Preferred Stock and Class A Common of the full amounts to which they are entitled pursuant to Sections 3(a)(i) and (ii) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock, Prior Preferred Stock (assuming conversion of all shares of Prior Preferred Stock), and Series D Preferred Stock (assuming conversion of all shares of Series D Preferred Stock)

                  (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons

                  (c) The value of securities and property paid or distributed pursuant to this Section 3 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exorcise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day an which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices arc not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

                  (d) Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 5 below

         4. VOTING RIGHTS. Except as otherwise required by law or hereunder, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Series D Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series D Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or the effective date of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class Fractional votes by the holders of Series D Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-halt being rounded upward). Holders of Common Stock and Series D Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws.

         5. CONVERSION RIGHTS. The holders of Series D Preferred Stock shall have conversion lights as follows:

                  (a) RIGHT TO CONVERT. Each share of Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in
Section 6 below, at the office of the Corporation or any transfer agent for such Series D Preferred Stock into such number of fully-paid and non-assessable shares of Common

Stock as is determined by dividing the Original Series D Issue Price by the then effective Conversion Price for such Series D Preferred Stock, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred Stock (the "Series D Conversion Price") shall initially be the Original Series D Issue Price. The initial Series D Conversion Price shall be subject to adjustment as provided in accordance with Section 5(d) below..

                  (b) AUTOMATIC CONVERSION. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the earliest of: (i) the Corporation becoming listed on a United States, Canadian or United Kingdom stock exchange or quotation service, including by means of (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act") covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least S5,D00,000 (before deduction for underwriters commissions and expenses), (B) a reverse take-over, merger, amalgamation, arrangement, takeover bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Company's assets, exchange of assets or similar transaction or other combination with a reporting issuer or a reporting company, or (C) any transaction which provides holders of Common Stock with liquidity comparable to such liquidity the holders of Common Stock would have received if such listing or quotation had been obtained (each event included in this Section 5(b)(i), a "Liquidity Evens"); (ii) the affirmative vote or written consent of a majority of the then outstanding shares of Series D Preferred Stock, and (iii) the conversion into Common Stock of a majority of the originally issued shares of Series D Preferred Stock (each such event is an "Anima& Conveision") the event clan Automatic Conversion of the Series D Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of such fractional share, as determined in good faith by the Board of Directors Before any holder of Series D Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an Automatic Conversion pursuant to Section 5(b) above, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion unless the certificates evidencing such shares of Series D Preferred Stock are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incuned by it in connection with such certificates The Corporation shall, as soon as practicable slier such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, or in the case of Automatic Conversion, on the date of closing of the offering, the date of the affirmative vote or written consent or the date of conversion of the Series D Preferred Stock, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date

                  (d) ADJUSTMENTS TO CONVERSION PRICE; LIMITED ADJUSTMENT TO ORIGINAL SERIES D ISSUE PRICE.

                           (i) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS,
SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision or other similar transaction occurring after the filing of this Certificate of Designation into a greater number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock In the event the outstanding shares of Common Stock shall be decreased by a reverse stock split, combination, consolidation or other similar transaction occurring after the filing of this Certificate of Designation into a lesser number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock

                           (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the
event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 5, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                           (iii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND
SUBSTITUTION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that the Preferred Stock shalt be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Preferred Stock immediately before that change.

                           (iv) LIMITED ADJUSTMENT TO ORIGINAL SERIES D ISSUE
PRICE FOR FAILURE TO OCCUR OF LIQUIDITY EVENT. In the event a Liquidity Event has not occurred on or prior to November 30, 2006, then for purposes of calculating the number of fully paid and non-assessable shares of Common Stock into which each share of Series D Preferred Stock shall be convertible, the Original Series D Issue Price shall be multiplied by 1.10, such that, assuming no adjustments to the Conversion Price pursuant to this Section 5(d), each share of Series D Preferred Stock shall be convertible into 1 10 shares of Common Stock, Notwithstanding the foregoing, the adjustment to the Original Series D Issue Price as set forth in this Section 5(d)(iv) shall be solely and exclusively for the purposes of calculating an adjustment to the number of fully paid and non-assessable shares of Common Stock into which each share of Series D Preferred Stock shall be convertible, and shall have no effect other than as explicitly set forth in this Section 5(d)(iv) The adjustment to the Original Series D Issue Price as set forth in this Section 5(d)(iv) may occur, if at all, only once.

                  (e) NO IMPAIRMENT. Except as expressly provided in this Certificate of Designation, the Corporation shall not, by amendment of its Certificate of Incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorganization, merger or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment

                  (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request of any holder of Preferred Stock, furnish Or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price for such series of Preferred Stock at the lime in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock,

                  (g) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common

Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

               (i) STATUS OF CONVERTED OR REDEEMED PREFERRED STOCK. In the event that any shares of Series D Preferred Stock shall be converted pursuant to this
Section 5 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         6. REDEMPTION RIGHTS.

                  (a) At the election in writing by the holders of a majority of the then outstanding shares of Series D Preferred Stock delivered to the Corporation at any time after the fifth anniversary of the Series D Original Issue Date, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Series D Preferred Stock in three annual installments beginning on the first anniversary of the Corporation's receipt of the request for redemption from the holders of a majority of the then outstanding shares of Series D Preferred Stock (the "Initial Redemption Date"), and continuing thereafter on the first and second anniversaries of the Initial Redemption Date (each a "Series D Redemption Date"), by paying in cash therefor a sum equal to the greater of the Original Series D Issue Price or the "Series D Fair Market Value" (as defined below) for each share of Series D Preferred Stock, plus all accrued but unpaid dividends thereon (the "Series D Redemption Price") The number of shares of Series D Preferred Stock that the Corporation shall be required to redeem under this
Section 6(a) on any one Series D Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series D Preferred Stock outstanding immediately prior to the Series D Redemption Date by (ii) the number of remaining Series D Redemption Dates (including the Series D Redemption Date to which such calculation applies) For purposes of this provision, the "Series D Fair Markel Value" shall mean the fair market value per share of Series D Preferred Stock agreed upon by the Company and by the holders of a majority of the then outstanding shares of Series D Preferred Stock or, in the absence of such agreement, the fair market value of each share of Series D Preferred Stock as determined by an independent third party valuator appointed by the Company and reasonably acceptable to the holders of a majority of the then outstanding shares of Series D Preferred Stock

                  (b) In the event that the Corporation is unable to redeem the full number of shares of Series D Preferred Stock to be redeemed on any Series D Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this Section 6 as soon as practicable after funds are legally available therefor Any redemption effected pursuant to this Section 6(b) shall be made ratably among the holders of Series D Preferred Stock in proportion to the aggregate Series D Redemption Price to which each holder is entitled under subsection (a) of this Section 6 The redemption rights afforded the holders of Series D Preferred Stock pursuant to this Section 6 shall be pro ram with such redemption rights provided to holders of Prior Preferred Stock

                  (c) If the holders of Series D Preferred Stock have elected to have the shares of Series D Preferred Stock redeemed as provided in subsections
(a) and (b) of this Section 6, then at least 30 but no more than 60 days prior to each Redemption Date, the Corporation shall give written notice via personal delivery or first class mail, postage prepaid, to all holders of outstanding Series D Preferred Stock whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating the applicable Redemption Date, Redemption Price and Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Redemption Date stated in such notice, the holder of each share of Series D Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series D Redemption Price for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares If such notice of redemption shall have been duly given, and if on such Redemption Dale funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series D Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series D Redemption Price for the Series D Preferred Stock called for redemption which they hold, without interest, upon surrender of their certificates therefor.

                  (d) Notwithstanding anything herein to the contrary, if, on or prior to any Series D Redemption Date (and after a redemption election has been made pursuant to this Section 6), the Corporation deposits, with any bank or trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Series D Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series D Redemption Date or prior thereto, the Series D Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Redemption Date), the shares so called for redemption on such Series D Redemption Date (but not any subsequent Redemption
Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series D Redemption Price for the Series D Preferred Stock called for redemption on such Series D Redemption Date, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Series D Redemption Date of such shares (which conversion date shall not be earlier than 30 days after the written notice of redemption has been given). Any monies so deposited on account of the Series D Redemption Price of the Series ID Preferred Stock converted into Common Stock subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series D Preferred Stock. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation.. If the holders of Series D Preferred Stock so called for redemption shall not, at the end of two years after the applicable Series D Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series D Redemption Price for the Series D Preferred Stock called for redemption which they hold.

         RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation for the Series D Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law

         We declare, under penalty of perjury, that the matters set forth in this certificate are true and correct of our own knowledge

         Date: May 2, 2006


         /s/ Justin Beckett
         ---------------------------------
         JUSTIN BECKETT,
         President


         /s/ Michael Raeford
         ---------------------------------
         MICHAEL RAEFORD,
         Secretary

                                    DELAWARE
                       ---------------------------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FLUID AUDIO NETWORK, IWC", FILED IN THIS OFFICE ON THE TWENTY--EIGHTH DAY OF JULY, A.D. 2006, AT 10:38 O'CLOCK A.M

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.


                                       /s/  Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State




                                                       AUTHENTICATION: 4937160
   3856596 8100                  [SEAL]
   060711535                                           DATE: 07-28-06

                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered 10:36 AM 07/28/2006
                                                    FILED 10:38 AM 07/28/2006
                                                  SW 0607115.35 - 3856586 FILE

                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES D PREFERRED STOCK OF
                            FLUID AUDIO NETWORK, INC.

        (PURSUANT TO SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW)

JUSTIN BECKETT and MICHAEL RAEFORD certify that:

         1. They are the President and Secretary, respectively, of FLUID AUDIO NETWORK, INC , a Delaware corporation (the "Corporation");

         2. The Corporation is authorized to issue TEN MILLION (10,000,000) spates of preferred stock (the "Preferred Stock"); and

         3. The following resolutions were duly adopted by the Board of
Directors:

         WHEREAS, the Corporation has designated one series of preferred stock, the Series D Preferred Stock (the "Series D Preferred Stock"), consisting of FIVE HUNDRED THOUSAND (500,000) shares;

         WHEREAS, the fights, preferences, privileges, restrictions and other matters relating to the Series D Preferred Stock were set forth in that certain Certificate of Designation of Series D Preferred Stock of the Corporation filed with the Delaware Secretary of State on May 2, 2006 (the "Series D Certificate of Designation");

         WHEREAS, the Board of Directors of the Corporation deems it advisable and to be in the best interest of the Corporation to amend the Series D Certificate of Designation to reduce in the initial "Series D Conversion Price" (as defined in the Series ID Certificate of Designation) from $3 00 to $2.00;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby amend the Series Certificate of Designations in the manner set forth below:

         1. The second to last sentence of Section 5(a) of the Series D Certificate of Designation shall be deleted in its entirety and replaced with the following:

         The price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred Stock (the "Series D Conversion Nee") shall initially be $200

         Wo declare, undzr penalty of perjury, that the matters set forth in this Certification of Amendment are true and correct of our own knowledge as of July 28, 2006.


         /s/ Justin Beckett
         --------------------------------
         JUSTIN BECKETT,
         President


         /s/ Michael Raeford
         --------------------------------
         MICHAEL RAEFORD, Secretary

                                    DELAWARE
                       ---------------------------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FLUID AUDIO NETWORK, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A.D. 2006, AT 10:36 O'CLOCK A.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.


                                       /s/  Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State




                                                       AUTHENTICATION: 4937004
   3856596 8100                  [SEAL]
   060711529                                           DATE: 07-28-06

                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered 10:36 AK 07/28/2006
                                                   FILED 10:36 224 07/28/2006
                                                  SRV 060711529 - 3856586 F37.5

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLUID AUDIO NETWORK, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: By unanimous written consent of the Board of Directors of Fluid Audio Network, Inc, resolutions Were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation and declaring said amendment to be advisable and in the hest interests of said corporation The resolution setting firth the proposed amendment is as follows:

     NOW, THEREFORE BE IT RESOLVED, that the Board of Directors hereby authorize and approve the increase in the number of authorized preferred stock from Five Million (5,000,000), par value $0.001 to Ten Million (10,000,000), par value $0 001 and the number of authorized Common Stock from Ten Million (10,000,000), par value $0.001 to Twenty Million (20,000,000), par value $0.001, in accordance with the terms of the Certificate of Amendment;

SECOND: By written consent of the holders of the Common Stock and Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of Fluid Audio Network, Inc., voting together as a single class on an. as-converted basis, and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class on an as-converted basis, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and in the best interests of said corporation thereof

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of July, 2006

                                             By: /s/ Justin  Beckett, President
                                                 ------------------------------

                                    DELAWARE
                       ---------------------------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "FLUID AUDIO NETWORK, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A. D, 2006, AT 10:37 O'CLOCK A.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.


                                       /s/  Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State




                                                       AUTHENTICATION: 4937148
   3856596 8100                  [SEAL]
   060711531                                           DATE: 07-28-06

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 20;36 AM 07/28/2006
                                                    FILED 20:37 Ati 07/28/2006
                                                   SRV 060711531 - 3856586 FILE

                           CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES E PREFERRED STOCK OF
                            FLUID AUDIO NETWORK, INC.

        (PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW)

JUSTIN BECKETT and MICHAEL RAEFORD certify that:

         1. They are the President and Secretary, respectively, of FLUID AUDIO NETWORK, INC., a Delaware corporation (the "Corporation")

         2. The Corporation is authorized to issue TEN MILLION (10,000,000) Shares of preferred stock

         3. The following resolutions were duly adopted by the Board of
Directors:

         WHEREAS, the Amended and Restated Certificate of Incorporation, as amended by that certain Certificate of Amendment dated My 2906 (collectively, the "Certificate of Incorporation") of the Corporation provides fen a class of its authorized stock known as preferred stock, computing TEN MILLION (10,000,000) shares, pat value $0 001;

         WHEREAS, the board of Directors of the Corporation is authorized to deterinine the rights, ptefenences, privileges and restrictions, itiobidiu0 the dividend rights, dividend rate, voting rights, conversion rights, rights and tams of redemption and liquidation poforenaos, any wholly unissued cries of bre,fq4eil stock and the number of slates constituting any Spies and the deSigriationthekto4 Of any of them; and

         WHEREAS, the Corporation has designated one series of preferred stock; the Series A Preferred Stock (the "Series A Preferred Stock") consisting of ONE MILLION EIGHT HUNDRED THOUSAND (13800,000) sharks;

         WHEREAS, the Corporation has designated one series of preferred stock, the Series B Preferred Stock (the "Series B Preferred Stock") consisting of ONE MILLION FIVE HUNDRED THOUSAND (14500,000) shares;

         WHEREAS, the Corporation has designated one series of preferred stock, the Series C Preferred Stock (the "Series C Preferred Stock") consisting of ONE MILLION TWO HUNDRED THOUSAND (1,200,000) shams;

         WHEREAS, the Corporation has designated one series of preferred stock, the Spies D Preferred Stock (the "Series D Preferred Stock" and, collectively with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the "Prior Preferred Stock's) consisting of FIVE HUNDRED THOUSAND (500,000) shares; and

         WHEREAS, the Corporation wishes to designate a new class of preferred stock, the Series E Preferred Stock (the "Series E Preferred Stack")

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the designation of the Series E Preferred Stock and by this Certificate of Designation of Series E Preferred Stock (the "Certificate of Designation") does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series E Preferred Stock as follows:

         1. DESIGNATION. The series of preferred stock shall consist of ONE MILTON THREE HUNDRED THOUSAND (1,300,000) shares designated "Series E Preferred Stock"

         2. DIVIDEND PREFERENCE

                  (a) The holders of Series E Preferred Stock shall be entitled to receive, out of fluids legally available therefor, cumulative dividends at an annual fate equal to 5.0% of the "Original Series E Issue Price" (as defined below) (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding share of Series E Preferred Stock held by them, payable -open a "Liquidation Event" (as defined below), a redemption at the Original Series E Issue Price (as provided in Section 6 below), or otherwise when and if declared by the Board of Directors, in preference and priority to the payment of dividends Uri any shares of Common Stack (other than those payable solely in Common Stock or involving the repurchase of dime of Common :Stock from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements) and pad palm with any dividends on the Prior Preferred Stock. In the event dividends are paid to the holders of Seines E Preferred Stock that are less than the frill amounts to which such holders are entitled pursuant to this Section 2(a), such holders shall share ratably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full

                  (b) After payment of dividends to the holders of Series E Preferred Stock as set forth Above, and with respect to the Prim Preferred Stock, dividends may be declared. and distributed; out of funds legally available therefor; among all holders of Common Stock; provided, however-, that no dividend May be declared and distributed among holders of Common Stock at a rate greater than the rate at which dividends are paid to the holders of Prior Preferred Stock or Series E Preferred Stock based on the number of shares of Common Stock into which such shares of Prior Preferred Stock or Series E Preferred Stock are convertible on the date such dividend is declared

                  (c) In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series E Preferred Stock (as provided in Section 5 below), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Series B Preferred Stock subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 5 below

         3. LIQUIDATION PREFERENCE.

                  (a) Unless the holders of a majority of the then outstanding Series E Preferred Stock, voting as a separate class, agree otherwise, in the event of (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or not, (ii) the sale, lease, assignment, transfer, conveyance of disposal of all or substantially all of the assets of the Corporation or
(iii) the acquisition of the Corporation by another entity by means of consolidation, corporate reorganization, merger or other transaction or series of related transactions in which stockholders of the Corporation immediately prior to such transaction do not held a majority of the voting power of the outstanding securities of the successor entity (each a "Liquidation Event"), distributions to the Corporation's stockholders shall be made in the following manner:

                           (i) Each holder of Series E Preferred Stack shall be
entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, to any distribution of any of the assets ox surplus funds of the Corporation to the holders of Prior Preferred Stock, by reason of their ownership of such stack, the amount of 52,00 (appropriately adjusted Oar stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) (the "Original Series E issue Price") for each share of Series E Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Series E Preferred Stock (collectively, the "Series E Preference") if, upon the occurrence of a Liquidation Event, The assets and funds available to be distributed among the holders of Series E Preferred Stock shall be insufficient to permit the payment to such holders of the 'full Series B Preference,, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series E Pre* teed Stock shall be distributed ratably based on the total Series E Preference due each such holder under this Section 3(1)(i)

                           (ii) After payment has been made to the holders of
Seats E Preferred Stock of the full amounts to which they are entitled pursuant to Section 3(a)(i) above, and after payment has been made to the holders of Prior Preferred Stuck of the full amounts to which they are entitled, each holder of Class A Common shall be entitled lb receive, prior and in preferred to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock (other than the Class A Common), by renew of their ownership of each stock, the amount of $1.00 (appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to such shares) for each .shire of Class A Common then held by such holder, plus an amount equal to all declared but unpaid dividends on such shares of Class A Common (collectively, the "Class A Preference") If, upon the octunence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series A Common shall be insufficient to permit the payment to such holder of the full Class A Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Class A. Common shall be distributed ratably based on the total Class A Preference due each such holder under this Section 3(a)(ii)

                           (iii) Alter payment has been made to the holders of
Prior Preferred Stock, Series E Preferred Stock and Class A Common of the full amounts to which they are entitled pursuant to Sections 3(a)(i) and (ii) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of

Common Stock, Prior Preferred Stock (assuming conversion of all shares of Prior Preferred Stack), and Series E Preferred Stack (assuming conversion of all shares of Series E Preferred Stock)

                  (b) Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons..

                  (c) The value of securities and property paid or distributed pursuant to this Section 3 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to stockholders, all as determined by the Board of Directors in the good faith exercise of its rear unable judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the dosing sales price for such securities as quoted on such system or exchange (or the lam* stock exchange) far the date the value is to be determined (or if there ate no sales for such date, then for the last preceding business day on Which there Were sales), as reported in the (.)Wall Street Journal or similar publication, arid (ii) if such securities are regularly quoted lay a recognized securities dealer are not reported, their fair market value shall be the Mean between the high bid and asked prices for such securities on the date the value is to be. determined (or if there; are no quoted prices fat such date, then for the last preceding business day on which there were quoted prices)

                  (d) Nothing herein above set forth shall affect in any way the right of each holder of Preferred Stork to convert such shares at any time and firma time to time into Como ion Stock in accordance with Section 5 below

         4. VOTING RIGHTS. Except as otherwise required by law or hereunder, the holder of each shale of Common Stock issued and outstanding shall have one vote and the Milder of each share of Series E Preferred Stock shall be entitled to the number of veto equal to the number of Shares of Common Stock into which such share of Series E Preferred Stock could be converted at the record date for 4r:41m-hut/ion of the stockholders entitled to vote on such matters or, such record date is established, at the date such vote is taken or the effective date of any written consent of stockholders, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class Fractional votes by the holders of Series E Preferred Stock shall not, however(.), be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series E Preferred ,Stock held by each holder could be converted) be rounded to the nearest whole number (with the half being rounded upward) Holders of Common Stock and Series E Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws.

         5. CONVERSION RIGHTS. The holders of Series E Preferred Stock shall have conversion rights as follows:

                  (a) RIGHT TO CONVERT. Each share of Series E Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in
Section 6 below, at the office of the Corporation or any tarsier agent for such Series E Preferred Stock into. such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing the Original Series E Issue Price by the then effective Conversion Price for such Series E Preferred Stock, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series E Preferred Stock (the "Series E Conversion Price') shall initially be the Original Series E Issue Price The initial Series E Conversion Price shall he subject to adjustment as provided in accordance with Section 5(d) below

                  (b) AUTOMATIC CONVERSION. Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the effective applicable Conversion Price upon the earliest of (i) the listing of the Corporation's Series E Preferred Stock ox Common Stock on arty of the Toronto Stock Exchange, the TSX Venture Exchange, Nasdaq or the Alternative Investment Market of the Lundell Stock Exchange, or (B) a reverse takeover, merges, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Corporation's assets, exchange of assets or similar transaction other combination with an issuer listed on any of the Toronto Stock Exchange, the TSX Venture Exchange, Nasdaq or the Alternative Investment Marker of the London Stock Exchange (each event :included in this Section 5(b)(i), a "Ligradity Event"); (ii) the affirmative vote or written 'content of a majority of the then outstanding shares of Series B Preferred Stock, and (iii) the conversion into Common Stock of a of the originally issued shares of Series E Preferred Stock (each such event is an "Automatic Conversion") In the event of an Automatic Conversion of the Series E Preferred Stock upon a public offering US aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of such Series E Preferred Stock shall Trot bar deerited to have converted" web Series E Preferred Stock until immediately prior to the closing of such sale of securities

                  (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by-the fair value of such fractional share, as determined in good faith by the Board of Directors. Before any ;holder of Series E Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates draftee, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the swine; provided, however; that in the event of an Automatic Conversion pursuant to Section 5(b) above, the outstanding shares of Series E Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing 'such shares ate surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be to issue certificates evidencing the shares of Common Stock issuable upon such Automatic

Conversion unless the certificates evidencing such shares of Series E Preferred Stock are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of shares of common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into factional shares of Common Stock Such conversion shall be deemed to have been made immediately prior to the close of business on the date of sued surrender of the shares or Series E Preferred Stock to be converted, or in the case of Automatic Conversion, on the date of closing of the offering, the date of the affirmative vote or written consent or the date of conversion of the Series E Preferred Stock, as applicable, and the person or persons entitled to receive the shares 'of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date

                  (d) ADJUSTMENTS TO CONVERSION PRICE; LIMITED ADJUSTMENT TO ORIGINAL SERIES E ISSUE PRICE.

                           (i) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS,
SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS WITH RESPECT TO COMMON STOCK. In the event the outstanding Orates of Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision or other similar transaction occurring after the filing of this Certificate of Designation into a greater number of shares of Common Stock, the Conversion Prices then in effect shall, eoneutrently. with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of shares of Common Stock. In the event the outstanding shares of Comma! Stock shall be decreased by a reverse stack split, combination, consolidation or other similar transaction occurring after the filing of this Certificate of Designation into a lesser number of shares of Common Stock, the Conversion Prices thee in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of shares of Common Stock_

                           (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the
event the Corporation at any time or from time to time or fixes a record date for The determination of holders of Common Stock entitled to receive, any distribution payable in securities -of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 5, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event

                           (iii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND
SUBSTITUTION. if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than 4 stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such Preferred Stock immediately before that change

                           (iv) LIMITED ADJUSTMENT TO ORIGINAL SERIES E ISSUE
PRICE FOR FAILURE TO OCCUR OF LIQUIDITY EVENT. For purposes of calculating the number of fully paid and non-assessable shares of Common Stock into which each share of Series E Preferred Stock shall be convertible, the Original Series E Issue Price shall be multiplied by: (i) I.06 in the event a Liquidity Event occurs(.) after January 26, 2007; (ii) 1 08 in the event a Liquidity Event occurs after February 26, 2007; ox (Hi) 1 10 in the event a Liquidity Event occurs Rile' March 26, 2007, such that, assuming no adjustments to the Conversion Price pursuant to this Section 5(d), each share of Series E Preferred Stock shall be convertible into 1.06, 1 08 or 1 10 shares of Common Stock, as applicable Notwithstanding the foregoing, the adjustment to the Original Series E issue Price as set forth in this Section 5(d)(iv) shall be solely and exclusively for the purposes of calculating an adjustment to the number of fully paid and non- assessable shares of Common Stock into which each Share of Series E Preferred Stock shall be convertible, and shall have no effect other than as explicitly set forth in this Section 5(d)(iv)

                           (v) ADJUSTMENT FOR ISSUANCE AT LESS THAN THE ORIGINAL
SERIES E ISSUE PRICE. If the Corporation shall issue or sell, Or is deemed to have issued or sold pumuentto subsections 5(d)(V)(A), through 5(d)(v)(D) below, any Additional Shag of Common Stock without consideration or for a consideration per share less than the Conversion Pride in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

                 Adjusted Conversion Price = (A x B) + D
                                             -----------
                                                A + C
                           Where

                           "A" equals the number of shares of Common Stock
outstanding (determined on a fully diluted, as-converted basis), including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

                           "B" equals the Conversion Price in effect immediately
preceding such Trigger Issuance;

                           "C" equals the number of Additional Shares of Common
Stock issued or deemed issued hereunder as rr result of the Trigger Issuance;
and

                           "D" equals the aggregate consideration, if any,
received or deemed to be received by the Corporation upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance

For purposes of this subsection 5(d)(v), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued as set forth below, excluding any Excluded Stock (as hereinafter defined):

                  (A) ISSUANCES OF, RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Option? and such convertible or exchangeable stock or securities being called "Convertible Securities!) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion oi exchange of such Convertible Securities (determined by dividing (i) the Sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue sale of such Convertible Scuti ties and upon the conversion or exchange thereof, by (ii) the total =Arnim number of Shams of Common Stock issuable upon the exercise of such Options or upon the conversion or;exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such OPtiens, then the total number of shares of Cenartion Stock issueble upon the exercise of suoh Options or upon conversion or exchange of The total amount of such Convertible Securities issuable upon the exercise of such Optione shall be deemed to have been issued Tor such price PO share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall he deemed to be Outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 5(4)(v)(C), no adjusberent of tire Conversion Price shall be made upon the actual issue of such Common. Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stook upon conversion or exchange of such Convertible Securities

                  (B) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (directly and trot by assumption in a merger or -otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common. Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion -or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the -total maximum number of shares of Common Stock issuable upon conversion or exchange of all such

Convertible Securities shall be deemed to have been issued for such price per shale as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 5(d)(y)(C), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of Section 5

                  (C) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of 010 following events, namely, if the purchase price provided fat in any Option referred to in subsection 5(d)-(v)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities refetred to in subsections 5(d)(v)(A) or 5(d)(v)(B), or the rate' at which Convertible Securities referred to in snbseptions 5(d)(v)(A) or 5(d)(v)(13) am convertible into or exchangeable fel Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effete at such time had sadh Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the lithe initially granted, issued lee sold On the termination of any Option fox which any adjustment was made pursuant to this subsection 5(d)(v):et any right to convert or exchange Convertible Securities for Which any adjustment was made pursuant to this subsection 5(d)(v) (including without limitation upon the redernpticin or purchase, for consideration of such Convertible Securities by the Corporation), the Conversion Price then Fin effect hereunder shall feithwith be changed to the Conversion Price which would have leteh in effect at the time of such termination had such Option or Convertible Securities, to the acted outstanding immediately prior to such termination, never been issued

                           Excluded Stock means:

                           (i) any issuance fox which an adjustment in the
Conversion Price may be made pursuant to the other provisions of this Section ;

                           (ii) any issuance to employees, consultants, officers
or directors of the Corporation or any of its subsidiaries pursuant to any stock or option plan duly adopted, by the Board of Directors of the Corporation;

                           (iii)any issuance of Options or Convertible
Securities issued prior to the date hereof, provided that such securities have net been amended since the date hereof; or

                           (iv) capital stock, Options or Convertible Securities
issued to a lender in connection with the provision of credit to the Corporation ox any of its subsidiaries

                           (e) 15ro Impairment. Except as expressly provided in
this Certificate of Designation, the Corporation shall not, by amendment of its Certificate of Incorporation or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorganization, merger or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or perfetmed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment

                  (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and firmish to each holder of Preferred Stock a certificate setting forth such adjustment or readjust rent and showing in detail the facts upon Which such adjustment or readjustment is based The Corporation shall, upon the written request of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like tertificate setting forth (i) such adjustments and readjestments, (ii) the applicable Conversion Price for such series of Preferred Stock at the time in effect and
(iii) the number of shares of Common Stock and tile amount, if any, of Other property which at the time would be received upon the conversion of such series of Preferred Stock

                  (g) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue of delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, heekeroter, that the Corporation shall not be obligated to pay any transfer taxes resulting from any titinSfin requested by'any holder in cormectietywith any such conversion

                  (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep the number of its shares of Common stock as shall from time to titre be sufficient to erect the conversion of ell outstanding shares of Preferred Strang and if at arty time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares ofPreferred Stock, the Corpora:liar shall take such =prate action. as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite steekholder approval of way necessary' mendment to its Certificate of Incorporation

                  (i) STATUS OF CONVERTED OR REDEEMED PREFERRED STOCK. In the orient that any shares of Series E Preferred Stock shall be converted pursuant to this Section 5 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock undesignated ns to series.

         6. REDEMPTION RIGHTS.

                  (a) At the election in writing by the holders of a majority of the then outstanding shares of Series E Preferred Stock delivered to the Corporation at any time after the fifth anniversary of the Series E Original Issue Date, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor; all of the outstanding Series E Preferred Stock in three annual installments beginning on the first anniversary of the Corporation's receipt of the request for redemption horn the holders of a majority of the then outstanding shares of Series E Preferred Stock (the "Initial Redempiion Dale"), and continuing thereafter on the first and second anniversaries of the initial Redemption Date (each a "Series E Redemption Date"), by paying in cash therefor a sum equal to the greater of the Original Series E Issue Price or the "Series B Fair Market Value" (as defined below) for each share of Series B Preferred Stock, plus all accrued but unpaid dividends thereon (the "Series E Redemption Price") The number of shares o f Series E Preferred Stock that the Corporation shall be required to redeem under this Section 6(a) on any one Series E Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series E Preened Stock outstanding immediately prior to the Series E Redemption Date by (ii) the number of remaining Series E Redemption Dates (including the Series B Redemption Date to which such calculation applies). For purposes of this provision, the "Series E Fair Markel Value" shall mean the fair market value per shale of Series E Preferred Stock agreed upon by the Corporation and by the holders of a majority of the then outstanding shares of Series E Preferred Stock or, in the absence of weft agmement, the fair market value Of each share of Series E Preferred Stink as determined by an independent third party valuator appointed by the Corporation and reasonably acceptable to the holders of a majority of the then outstanding shares of Series E Preferred Stock

                  (b) In the event that the Corporation is unable to redeem the full =Tiber of Shares of Series E Preferred Stock to be redeemed on any Series E Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this Section 6 as soon as ptactieable after funds ere legally available therefor. Any tedenaption effected pursuant to this Section 6(1)-shull be made ratably among the holders of Series E Preferred Stock in proportion to the aggregate Series E Redemption Price to which each holder is entitled under subsection (a) of this Section 6. The redemption rights afforded the holders of Series E Preferred Stock pursuant to ibis Secure 6 shall be pro rata with such redemption rights provided to holders of Prior Preferred Stock

                  (c) If the holders of Series E Preferred Stock have elected to have the shares of Series B Prefbned Stock redeemed as provided in subsections
(a) and (b) of this Section 6, then at least 30 but no more than 60 days prior to each Redemption Date, the Corporation shall give wtitten notice via personal delivery or first class mail, postage prepaid, to all holdets of outstanding Series E Preferred Stock whose shares are being redeemed, et the address last shown on the records of the Corporation for such holder, stating the applicable Redemption Date, Redemption Price and Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Redemption Date at the place designated in the notice such holder's certificate or certificates tepieseeting the shares to be redeemed On or after the Redemption Date stated in such notice, the holder of each share of Series E Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the COttpotation at the place designated in such notice and shrill thereupon be entitled to receive payment of the Series E Redemption Price for the shares seireedered If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Redemption Date funds necessary for the redemption shall be available therefot, then, as to any certificates evidencing any Series E Preferred Stock so called fat redemption and not surrendered, all rights of the holders of such shales so called fox redemption and not surrendered shall cease with respect to such shares, except only the tight of the holders to receive the Series E Redemption Price for the Series E Preferred Stock called for redemption which they hold, without interest, upon surrender of their certificates therefor

                  (d) Notwithstanding anything herein to the contrary, if, on or prior to any Series E Redemption Date (and aftei a redemption election has been made pursuant to this Section 6), the Corporation deposits, with any bank at trust company in the State of California having aggregate capital and surplus in excess of $100,000,000, as a trust fund, a sum sufficient to redeem on such Series E Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore comMenced) and to pay, on or after the Series E Redemption Date or prior thereto, the Series E Redemption Price of the shares to their respective holders upon Ore surrender of their share certificates, then from and after(.) the date of the deposit (although prior to such Redemption Date), the sherea so called for redemption on such Series E Redemption Date (but not any subsequent Redemption Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holden thereof shall cease to he stockholders with respect to such shares and shall have no rights with respect theret6 except the right to receive from the bank or trust company payment of the fetes E Redemption Price for the Series E Prefeired Stock called fox redemption on such Series B Redemption Date, without interest, upon the surrender of their cerliftcate,s therefor- and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Series E Redemption Date of streth shares. (which ton-maim date shall not be earlier than 30 days after the written. notice of redemption has been given). My monies so deposited on account of the Series E Redemption Price of the Series l Preferred Stock converted into Common Stock subsequent to the making of such deposit shall be repaid to the Covotation forthwith upon the conversion of such Series E Preferred Stock Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation If the. holders of Series E Preferred. Stack so balled for redemption shall not, at the end Of two years after the applicable Series E Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series E Redemption Price for the Series E Preferred Stock celled for redemption which they hold-

         RESOLVED, FURTHER, that the Chairman, the president or ami vice president, and the secretary or any assistant secretary, of the Corporation be and they hereby Preferred authorized and ditected to prepare and file a Certificate of Designation for the Series E Preferred Stock in accordance 'with the foregoing resolution and the provisions of Delaware law,

         We declare, under penalty of perjury, that the matters set forth in this certificate are nue and correct of our own knowledge

         Date: July 28, 2006



         /s/ Justin Beckett
         --------------------------------
         JUSTIN BECKETT,
         President


         /s/ Michael Raeford
         --------------------------------
         MICHAEL RAEFORD,
         Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLUID AUDIO NETWORK INC.

         FIRST: The name of the corporation is: Fluid Audio Network, Inc.

         SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services. Inc.

         THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is 3,000 shares having a par value of $ 0.01 per share.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

         SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

         SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

         EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

         NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 19958-9776. The powers of the incorporator are to file this certificate of incorporation, approve the by-laws of the corporation and elect the initial directors.

         TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 20th day of September, 2004.


Signed and Attested to by:                /s/ Richard H. Bell
                                          --------------------------------------
                                          Richard H. Bell, President & Secretary
                                          HARVARD BUSINESS SERVICES, INC.


       State of Delaware
      Secretary of State
   Division of Corporations
 Delivered 11:15 AM 09/20/2004
   FILED 09:15 AM 09/20/2004
 SRV 040676365 - 3856586 FILE